EXHIBIT 10.10

EXECUTION

MORTGAGE LOAN PURCHASE AGREEMENT

BARCLAYS BANK PLC,

as Purchaser

and

EVERBANK,

as Seller and Servicer

Dated as of November 20, 2012

Performing Residential Mortgage Loans

(Servicing Retained)

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-ii-

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EXHIBITS

EXHIBIT A-1	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT A-2	CONTENTS OF EACH CREDIT FILE
EXHIBIT B	MORTGAGE LOAN SCHEDULE DATA FIELDS
EXHIBIT C	FORM OF SECURITY RELEASE
EXHIBIT D	FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT
EXHIBIT E	FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN
EXHIBIT F	MONTHLY REPORT
EXHIBIT G	REGULATION AB COMPLIANCE ADDENDUM
EXHIBIT H	ARBITRATION PROCEDURES
EXHIBIT I	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT [SELLER TO PROVIDE FORM]
EXHIBIT J	FORM OF ESCROW ACCOUNT LETTER AGREEMENT [SELLER TO PROVIDE FORM]
EXHIBIT K	FORM OF LIMITED POWER OF ATTORNEY [SELLER TO PROVIDE FORM]
EXHIBIT L	REO PROPERTY REPORT
EXHIBIT M	EXCEPTIONS TO UNDERWRITING GUIDELINES REPORT

ATTACHMENT 1	FORM OF ANNUAL CERTIFICATION
ATTACHMENT 2	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

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MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT (the “Agreement”), dated as of November 20, 2012, Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167, having an office at 745 Seventh Avenue, New York, New York 10019 (the “Purchaser”), EverBank, a federal savings association, having an office at 501 Riverside Avenue, Jacksonville, Florida 32202 (the “Seller” and the “Servicer”).

WITNESSETH:

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller certain residential mortgage loans originated and underwritten in accordance with the Seller Underwriting Guidelines (the “Mortgage Loans”), on a servicing retained basis as described herein, and which shall be delivered in pools of whole loans (each, a “Mortgage Loan Package”) on various dates as provided herein (each, a “Closing Date”);

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, control and servicing of the Mortgage Loans; and

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01       Defined Terms.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in all respects legal, proper and customary in the mortgage servicing business in accordance with (a) prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, (b) Fannie Mae servicing practices and procedures for MBS pool mortgages, as defined in the Fannie Mae Guide including future updates, or as such mortgage servicing practices may change from time to time, (c) the terms of the Mortgage Note, Mortgage and any other Mortgage Loan Document and (d) servicing practices that the related servicer customarily employs and exercises in servicing and administering mortgage loans of the same type as the Mortgage Loans for its own account (to the extent not conflicting with clauses (a) through (c) in this definition), and which are in accordance with Applicable Law.

Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Advance: Any Monthly Advance or Servicing Advance.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Mortgage Loan Purchase Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders, and regulatory guidance of governmental bodies or regulatory agencies applicable to the origination, servicing, transfer, securitization or disposition of mortgage loans or any related activity thereto, and all applicable orders and decrees of all courts and arbitrators in proceedings or actions.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value (or the lowest value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, such value (or the lowest value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by a Qualified Appraiser at the time of origination of such refinanced Mortgage Loan.

Appraisal Package: As defined in Section 5.01.

Arbitration: Arbitration in accordance with the then governing Complex Arbitration Procedures of the American Arbitration Association (“AAA”), which shall be conducted in New York, New York or other place mutually acceptable to the Seller and the Purchaser.

Arbitrator: A person who is not affiliated with any originator, Seller, Servicer or any prior owner of the Mortgage Loans or any prior servicer of any of the Mortgage Loans, who is a member of the American Arbitration Association and who is an attorney with consumer finance experience.

Assignment and Conveyance Agreement: As defined in Section 6.01.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York or Florida are authorized or obligated by law or executive order to be closed.

Breach: As defined in Section 8.03.

Capitalized Modification Amounts: Any amounts added to the outstanding principal balance of a Mortgage Loan in connection with a modification of such Mortgage Loan.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: All documents described herein, including the Mortgage Files and the Servicing Files, that are required to be delivered at the Closing by the Seller or the Purchasers pursuant to Section 10.01.

Code: Internal Revenue Code of 1986, as amended.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Consumer Information: Any personally identifiable information in any form (written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number; and any other non-public personally identifiable information subject to protection under the applicable provisions of the Gramm-Leach Blilely Act of 1999 (the “GLB”) and applicable state and local privacy laws pursuant to the GLB for financial institutions and any other applicable state and local privacy laws.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions allows the Mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

Co-op: A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease. A private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Co-op Lease.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary, or any other similarly designated loan as defined under any state, local, or federal law, as defined by applicable predatory and abusive lending laws.

Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains the documents described on Exhibit A-2 attached hereto together with the credit documentation relating to the origination of such Mortgage Loan and copies of the related Mortgage Loan Documents, which may be imaged, maintained on microfilm or otherwise retained using any other comparable medium.

Credit Score: The credit score, obtained at origination or such other time by the Seller, and which, for each Mortgage Loan, shall be (i) the lesser credit score if two credit scores are obtained or (ii) the middle credit score if three credit scores are obtained. When there is more than one applicant, the lowest of the applicants’ Credit Scores will be used based on the methodology set forth in the previous sentence. There is only one (1) score for any Mortgage Loan regardless of the number of borrowers and/or applicants.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 7.09.

Custodian: Wells Fargo Bank, N.A., and its successors in interest.

Cut-off Date: The date or dates designated as such on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

Eligible Account: A custodial account maintained with EverBank or a depository institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC and meeting the guidelines set forth by Fannie Mae and Freddie Mac as an eligible institution, the unsecured and uncollateralized debt obligations of which are rated by any Rating Agency at least in its second highest short-term and long-term rating categories, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state; or (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws. In connection with a Securitization Transaction, if the rating of the short-term or long-term unsecured debt obligations of EverBank or the depository institution that maintains the account or accounts does not meet the minimum ratings requirements of the applicable Rating Agencies, the funds on deposit therewith in connection with this Agreement shall be transferred to an account or accounts meeting such minimum ratings requirements prior to the “closing date” of such Securitization Transaction.

Eligible Investment: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Remittance Date in each month:

(1) direct obligations of or obligations fully guaranteed by, (i) the United States of America, or (ii) any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

(2) federal funds, demand, money market, or time deposits in, certificates of deposits of, or banker’s acceptances issued by any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof, subject to supervision and examination by federal and/or state banking authorities, and, at the time of such investment or contractual commitment providing for such investment, whose commercial paper or other short-term debt obligations (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) is rated “P-1” by Moody’s and “A-1” by S&P and whose long-term debt obligations (or, in the case of a depository institution that is a subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa2” by Moody’s and “AA” by S&P (collectively, with all other rating categories set out in this paragraph, the “Investment Ratings”).

Notwithstanding the foregoing, Eligible Investments shall not include (i) “stripped securities,” (ii) any investments which contractually may return less than the unpaid principal balance therefor, or (iii) a direct purchase of commercial paper from the issuer.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 7.11.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 16.01.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FDPA: The Flood Disaster Protection Act of 1973, as amended.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property repurchased by the Servicer pursuant to this Agreement), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by the Servicer, of each Final Recovery Determination.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin: With respect to any adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

Helping Families Act: As defined in Section 6.05.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing, with respect to Mortgage Loans having high interest rates, points and/or fees, heightened regulatory scrutiny or additional legal liability for residential mortgage loans) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof.

Index: The index indicated in the related Mortgage Note for each adjustable rate Mortgage Loan.

Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such adjustable rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: With respect to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Master Servicer: Any master servicer appointed in connection with a Securitization Transaction.

Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such adjustable rate Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, and its successors in interest.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS System.

MERS Identification Number: The eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such adjustable rate Mortgage Loan may be decreased on any Adjustment Date.

Monthly Advance: The aggregate of the advances made by the Servicer on any Distribution Date pursuant to Section 14.03.

Monthly Payment: The scheduled monthly payment of principal and/or interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor. With respect to a Co-op Loan, the Security Agreement.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A-1 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each fixed rate Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note. With respect to each adjustable rate Mortgage Loan, the annual rate at which interest accrues on such adjustable rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (i) as of any date of determination until the first Adjustment Date following the related Cut-off Date shall be the Mortgage Interest Rate in effect immediately following the related Cut-off Date and (ii) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin; provided that the Mortgage Interest Rate on such adjustable rate Mortgage Loan on any Adjustment Date shall never be (a) more than the lesser of (1) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (2) the related Maximum Mortgage Interest Rate or, (b) less than the greater of (1) the remainder of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date minus the related Periodic Rate Cap, if any, and (2) the related Minimum Mortgage Interest Rate.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the applicable Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, Credit File, the Monthly Payments, Principal Prepayments, Prepayment Penalties, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan (other than the related Servicing Rights), excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents specified on Exhibit A-1 required to be delivered to the Custodian pursuant to Section 6.03 with respect to any Mortgage Loan and any additional mortgage documents pertaining to such Mortgage Loan that are customarily maintained in connection with the origination of such Mortgage Loan.

Mortgage Loan Package: Each pool of Mortgage Loans, which shall be purchased by the Purchaser from the Seller from time to time on each Closing Date.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The list of Mortgage Loans for each Mortgage Loan Package subject to this Agreement identified on a Schedule 1 to the related Assignment and Conveyance setting forth each of the applicable Mortgage Loan Schedule Data Fields.

Mortgage Loan Schedule Data Fields: The schedule of data fields with respect to each Mortgage Loan, set forth on Exhibit B.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor’s real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple contiguous parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

Mortgagor: The obligor on the related Mortgage Note.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith judgment of the Servicer, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Purchaser; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) as otherwise described in Section 8.03, must be an opinion of counsel who (i) is in fact independent of the Purchaser and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Purchaser or any Master Servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with the Purchaser or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs and short sales) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prepayment Penalty: With respect to each Mortgage Loan, the premiums, fees or charges, if any, due if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Article IV of this Agreement.

Purchase Price and Terms Agreement: Those certain agreements setting forth the general terms and conditions of the transactions consummated herein and identifying the Mortgage Loans to be purchased from time to time hereunder in one or more Mortgage Loan Packages, by and between the Seller and the Purchaser.

Purchaser: Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167, and its successors in interest and assigns, or any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: With respect to each Mortgage Loan, an appraiser, licensed or certified by the applicable governmental body in which the Mortgaged Property is located, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: An insurance company, to the extent applicable, duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, and approved as an insurer by Fannie Mae or Freddie Mac.

Rating Agencies: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, Moody’s Investors Service, Inc., Fitch, Inc., DBRS, Inc. or any other nationally recognized statistical rating organization.

Reconciled Market Value: With respect to an REO Property, the estimated market value of the REO Property that is reasonably determined by the Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with Accepted Servicing Practices.

Reconstitution: Any Whole Loan Transfer or Securitization Transaction.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer or Securitization Transaction pursuant to Article XII.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Securitization Transaction pursuant to Article XII hereof.

Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Regulation AB: Means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,531 (Jan. 7, 2005)) or by the staff of the Commission.

Relief Act: The Servicemembers’ Civil Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code of 1986.

Remittance Date: The 18th day of any month (or, if such 18th day is not a Business Day, the following Business Day).

REO Disposition: The final sale by Servicer of a Mortgaged Property acquired by Servicer in foreclosure or by deed in lieu of foreclosure.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 7.17.

REO Property: A Mortgaged Property acquired by Servicer through foreclosure or deed in lieu of foreclosure, as described in Section 7.17.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the then outstanding principal balance of the Mortgage Loan to be repurchased, plus (ii) accrued interest thereon at the Mortgage Interest Rate from the date to which interest had last been paid through the date of such repurchase, plus (iii) the amount of any outstanding advances owed to any servicer, and plus (iv) Purchaser’s reasonable and customary out-of-pocket expenses incurred by Purchaser in transferring such Mortgage Loan, including, without limitation, expenses incurred for maintenance and repairs, assessments, taxes and similar items, to the extent not paid out of an escrow account transferred by Seller to Purchaser, and all costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder.

Residential Dwelling: Any one of the following: (i) a detached one family dwelling, (ii) a detached two to four family dwelling, (iii) a one family dwelling unit in a condominium project or (iv) a one family dwelling in a planned unit development, mobile home or manufactured home.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Rule 15Ga-1: Rule 15Ga-1 under the Securities Exchange Act of 1934.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: The sale or transfer of some or all of the Mortgage Loans to a trust or other entity as part of a publicly issued and/or privately placed, rated or unrated mortgage pass-through or other mortgage-backed securities transaction.

Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

Seller: As defined in the initial paragraph of this Agreement, together with its successors in interest.

Seller Underwriting Guidelines: The credit-granting or underwriting criteria and guidelines used by the Seller, or any Third-Party Originator or correspondent on the Seller’s behalf, to originate Mortgage Loans, in such form as previously reviewed and approved by the Purchaser.

Servicer: As defined in the initial paragraph of this Agreement, together with its successors in interest.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Servicer in the performance of its servicing obligations hereunder and are made in accordance with this Agreement and Accepted Servicing Practices, including, but not limited to, the cost of (i) inspection, preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions, (iii) the management and liquidation of REO Property and (iv) compliance with the obligations under Section 7.13.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB are set forth in Attachment 2 hereto.

Servicing Fee: With respect to each Mortgage Loan and each Remittance Date, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the month preceding the month in which such Remittance Date occurs. Such fee shall be payable monthly. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 7.10) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 7.10.

Servicing Fee Rate: With respect to any Mortgage Loan, the fee provided in the related Purchase Price and Terms Agreement (stated as a specified number of dollars or a percentage rate), payable monthly, in arrears. To the extent no such fee is set forth in the related Purchase Price and Terms Agreement, the Servicing Fee Rate shall be .0025.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which is responsible for the performance (whether directly or through Subservicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB, provided that, such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

Subservicing Agreement: Each agreement providing for the servicing of any of the Mortgage Loans by a Subservicer.

Subservicing Account: As defined in Section 7.06.

Subservicing Fee: As to each Mortgage Loan, the monthly fee payable to the Subservicer, paid by Servicer from its Servicing Fee.

Third Party Originator: Any Person, other than the Seller, that originates mortgage loans.

USPAP: The Uniform Standards of Professional Appraisal Practice, as amended and in effect from time to time.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE MORTGAGE LOANS

Section 2.01       Agreement to Sell and Purchase Mortgage Loans.

Subject to the terms and provisions of this Agreement, the Seller agrees to sell, from time to time, and the Purchaser agrees to purchase from time to time, Mortgage Loans, exclusive of the Servicing Rights associated therewith, having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on each Closing Date. Each of the Seller and the Purchaser agrees that none of the Mortgage Loans eligible for purchase under this Agreement shall be mortgage loans originated by any Third Party Originator or correspondent of the Seller, unless the Seller has notified the Purchaser thereof, such Third Party Originator or correspondent of the Seller has underwritten such mortgage loans in accordance with the Seller Underwriting Guidelines, and the Purchaser has consented to the inclusion of such mortgage loans in a Mortgage Loan Package. The Purchaser shall be deemed to consent to the inclusion of such mortgage loans if (1) the Seller submits a bid tape to the Purchaser identifying those mortgage loans that were originated by a Third Party Originator or correspondent of the Seller and underwritten in accordance with the Seller Underwriting Guidelines, and (2) the Purchaser submits a bid to the Seller for those mortgage loans set forth on such bid tape.

ARTICLE III

MORTGAGE LOAN SCHEDULES

Section 3.01       Delivery of Mortgage Loan Schedule.

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on a particular Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date.

ARTICLE IV

PURCHASE PRICE

Section 4.01       Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after application of scheduled payments of principal due on or before the related Cut-off Date, but only to the extent such payments were actually received. The initial principal amount of the related Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the Mortgage Loans as of the related Closing Date at the weighted average Mortgage Interest Rate of the Mortgage Loans. The Purchase Price plus accrued interest as set forth in this Section 4.01 shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing. The Purchaser shall not reimburse the Seller for any corporate advances, servicing advances or escrow payments outstanding prior to the related Closing Date.

The Purchaser shall be entitled to (1) all recoveries of principal collected on or after the related Cut-off Date, and (2) all payments of interest on the Mortgage Loans accrued on or after the related Cut-off Date. The outstanding principal balance of each Mortgage Loan as of the related Closing Date is determined after application of payments of principal received on or before the related Cut-off Date, together with any unscheduled principal prepayments collected prior to such Cut-off Date.

ARTICLE V

examination of mortgage files

Section 5.01       Examination of Mortgage Files.

The Seller understands that the Purchaser agrees, subject to the terms and provisions of this Agreement, to purchase only mortgage loans that conform with any terms set forth in the related Purchase Price and Terms Agreement and that have been underwritten at origination in accordance with the Seller Underwriting Guidelines provided to the Seller by the Purchaser, except to the extent that any deviation to such guidelines is based on compensating factors which are disclosed in the related Mortgage Loan File. The Seller understands and accepts that in connection with a Securitization Transaction, the Seller shall be responsible for providing, with respect to it, and Third-Party Originator and any correspondent of the Seller, the information set forth in Section 12.01(9)(b) to facilitate compliance with the Item 1111 disclosure requirements of Regulation AB.

Prior to the related Closing Date, the Seller shall have provided the Purchaser with appraisal documentation (the “Appraisal Package”) to enable the Purchaser to perform a satisfactory valuation review of the related Mortgaged Property. The Seller agrees that the Purchaser shall be under no obligation to purchase any Mortgage Loan if the Purchaser has not been provided with such Appraisal Package within a mutually-agreeable timeframe prior to the related Closing Date reasonable for the review thereof, completed such review prior to the related Closing Date of the Mortgage Loan (provided that Purchaser has used commercially reasonable efforts to review such Appraisal Package in the contemplated timeframe) and is in agreement with the valuation reflected therein.

At least five (5) Business Days prior to the related Closing Date, the Seller shall also (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage (except with respect to MERS Designated Mortgage Loans) and originals or imaged copies of all credit/origination and servicing files (including, without limitation, any related Mortgagor’s payment history for the life of the Mortgage Loan), pertaining to each Mortgage Loan, and (b) make the related Credit File available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser. With respect to MERS Designated Mortgage Loans, the Seller shall take such actions as are necessary to cause the Purchaser or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Purchaser may also from time to time appoint a due diligence vendor as its agent to perform a due diligence review of the Mortgage Loans proposed to be sold, so long as such vendor is bound by confidentiality obligations reasonably acceptable to Seller. The Seller shall deliver or make available all required documentation with respect to the origination and/or servicing of each Mortgage Loan in the manner described herein. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans do not comply with the terms of this Agreement or the Purchase Price and Terms Agreement, or are otherwise reasonably unsatisfactory to Purchaser after such examination, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule and the Purchaser shall have no obligation to purchase such deleted Mortgage Loans. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination.

Notwithstanding anything to the contrary in two preceding paragraphs, the failure of the Purchaser to identify or discover any deficiency or error with respect to any Appraisal Package, Credit File or failure to otherwise reject any such package will not release the Seller from its obligations to provide any other required documentation or correct any errors in accordance with the provisions of this Agreement, nor impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement, including but not limited to Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement; provided, however, that the Purchaser shall not be entitled to make a claim for missing or defective documents, or for a breach of representations and warranties of the Seller, with respect to any such missing or defective documents or known breaches, as applicable, that are clearly identified on a schedule or schedules to the related Purchase Price and Terms Agreement and the Purchaser, in its sole discretion, nonetheless agrees to purchase the related Mortgage Loans.

ARTICLE VI

Sale and CONVEYANCE FROM SELLER TO PURCHASER

Section 6.01       Sale and Conveyance of Mortgage Loans.

The Seller, simultaneously with the delivery of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package to be purchased on each Closing Date, shall execute and deliver an Assignment and Conveyance Agreement in the form attached hereto as Exhibit D (the “Assignment and Conveyance Agreement”).

Pursuant to Section 6.03, originals or copies (if acceptable to the Purchaser) of all documents listed on Exhibit A-1 hereto and comprising the Mortgage File shall be delivered to the Purchaser or the Custodian on or prior to the Closing Date. In accordance with Section 6.03, the Servicer shall have access to the Mortgage Loan Documents for the sole purpose of servicing the related Mortgage Loans. Upon the purchase of the Mortgage Loans, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser. The Servicer shall release its custody of the contents of any Mortgage File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan under this Agreement.

Section 6.02       Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in a name designated by the Purchaser. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans, exclusive of Servicing Rights, including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The Seller shall cause the Servicer to be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser and shall be available for inspection by the Purchaser upon request. Such books and records, together with the Credit File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement, shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser and the ownership thereof by the Purchaser.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s business records, tax returns and financial statements and as a purchase on the Purchaser’s business records, tax returns and financial statements.

Section 6.03       Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date pursuant to a mutually acceptable bailee letter those Mortgage Loan Documents set forth on Exhibit A-1 hereto with respect to each Mortgage Loan set forth on the related Mortgage Loan Schedule. The Custodian shall be required to certify its receipt of the Mortgage Loan Documents required to be delivered hereunder prior to the related Closing Date, as evidenced by a trust receipt.

The Seller shall pay all costs associated with the shipment of the Mortgage Loan Documents to the Custodian. The Seller and the Purchaser shall pay all fees and expenses of the Custodian, as incurred by each party.

The Seller shall be responsible for providing the Assignments of Mortgage in the name of the Purchaser or its designee to the Custodian for Mortgage Loans (i) not registered under the MERS System, (ii) required to be recorded pursuant to Applicable Law or (iii) requested to be recorded by the Purchaser. The Seller shall be required to deliver such Assignments of Mortgage for recording within thirty (30) days of the related Closing Date. All recording fees and other costs associated with the recording of such Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the Seller. The Seller shall furnish the Custodian with a copy of each such Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded. The Purchaser shall be responsible for the initial and on-going fees and expenses of the Custodian.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

In the event any document required to be delivered to the Custodian under this Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within ninety (90) days following the related Closing Date (other than with respect to the applicable Assignments of Mortgage which shall be delivered within thirty (30) days of the related Closing Date pursuant to this Section 6.03), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Section 8.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said Officer’s Certificate.

The Seller shall pay all initial recording fees, if any, for any Assignment of Mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Section 6.04       MERS Designated Loans.

With respect to each MERS Designated Mortgage Loan, the Seller shall, on or prior to the related Closing Date, designate the Purchaser as the Investor and the Custodian as custodian, and no Person shall be listed as Interim Funder on the MERS System. In addition, on or prior to the related Closing Date, Seller shall provide the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor, the Custodian as custodian and no Person as Interim Funder with respect to each MERS Designated Mortgage Loan.

Section 6.05       Helping Families Notice.

Upon the Purchaser’s written request (which shall be provided by Purchaser within five (5) days after the applicable Closing Date) and at the Purchaser’s expense, the Seller shall furnish to the borrower of such Mortgage Loan within thirty (30) days of the related Closing Date, the notice required by Section 404 of the Helping Families Save Their Homes Act of 2009 (the “Helping Families Act”) in accordance with the provisions of the Helping Families Act. In addition, in connection with any Securitization Transaction with respect to any of the Mortgage Loans, upon Purchaser’s written request (which shall be provided by Purchaser within five (5) days after the applicable closing date with respect to a Securitization Transaction) and at the Purchaser’s expense, the Seller shall furnish to each related borrower within thirty (30) days of such applicable closing date, a notice with respect to such assignment substantially in the form of Exhibit E attached hereto, which notice shall identify the Securitization Transaction trust as the new owner of the Mortgage Loan and include any other information required by the Helping Families Act. Notwithstanding anything in this Agreement to the contrary, the Seller shall have no liability under this Section 6.05 (for indemnification, repurchase or otherwise), except to the extent of Seller’s gross negligence or willful misconduct.

ARTICLE VII

SERVICING OF THE MORTGAGE LOANS

Section 7.01       Servicer to Act as Servicer.

The Servicer shall service and administer the Mortgage Loans and REO Properties from and after each Closing Date in accordance with this Agreement and Accepted Servicing Practices and shall have full power and authority, acting alone or through Subservicers as provided in Section 7.02, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. As further described in Section 7.02 and Section 7.04, the Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder, and the Servicer shall diligently pursue all of its rights against such agents or independent contractors.

Consistent with the terms of this Agreement, and subject to the REMIC provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), agree to the capitalization of arrearages, including interest, fees or expenses owed under the Mortgage Loan, make any future advances or extend the final maturity date with respect to such Mortgage Loan, or accept substitute or additional collateral or release any collateral for such Mortgage Loan, unless (1) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (2) the modification is in accordance with the customary procedures of the Servicer, which may change from time to time, or industry-accepted programs, and (3) the Purchaser has provided its prior written consent. In the event of any such modification, the Servicer shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of Section 14.03 in accordance with the modified amortization schedule of such Mortgage Loan. Further, the Servicer shall not defer or forgive the payment of any principal or interest or change the outstanding principal amount (except to reflect actual payments of principal) without the express written consent of the Purchaser. Additionally, the Servicer shall not accept any deed-in-lieu of, short pay-off, or sale of any Mortgaged Property, in which the sale proceeds are less than the unpaid principal balance of the related Mortgage Loan plus any other amounts owned under such Mortgage Loan without the prior written consent of the Purchaser. Further, the Servicer shall not defer or forgive the payment of any principal or interest, or change the outstanding principal amount (except to reflect actual payments of principal) unless the Purchaser has approved such action. Any capitalization of arrearages of interest, fees and expenses in excess of 5% of the outstanding unpaid principal balance of the related Mortgage Loan immediately prior to the capitalization shall be made only after the Servicer has received the express written consent of the Purchaser.

Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, to submit claims to collect any Insurance Proceeds and Liquidation Proceeds and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Purchaser pursuant to the provisions of Section 7.17. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable state and federal law in all material respects and shall provide to the Mortgagors any reports required to be provided to them thereby. The Purchaser shall furnish to the Servicer and any Subservicer any powers of attorney in the form of Exhibit K and other documents reasonably necessary or appropriate, and reasonably acceptable to the Purchaser, to enable the Servicer and any Subservicer to carry out their servicing and administrative duties under this Agreement; provided, that the Servicer shall indemnify the Purchaser for any misuse of such power of attorney by the Servicer or its agents.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of Applicable Law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller shall promptly, upon written request, deliver to the Purchaser such notifications along with information regarding the applicable date of such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property or REO Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property or REO Property, as applicable, such an inspection or review is to be conducted by a qualified inspector, the costs thereof associated with such inspection or review shall be deemed a Servicing Advance. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 7.10 hereof. In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 7.10 hereof.

The Servicer acknowledges that the Purchaser will retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof.

The Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order.

The Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

The Servicer shall, within two (2) Business Days following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the Purchaser a notice of foreclosure sale.

Section 7.02       Subservicing Agreements Between Servicer and Subservicers.

The Servicer may not enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans without the Purchaser’s sole, express consent. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 7.06. Subject to Section 18.01, the Servicer and the Subservicers may make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Purchaser, without the consent of the Purchaser. Any variation from the provisions set forth in Section 7.06 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.

As part of its servicing activities hereunder, the Servicer, for the benefit of the Purchaser, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make Advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due hereunder in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 7.03       Successor Subservicers.

The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 7.02. If the Servicer enters into a Subservicing Agreement with a successor Subservicer, the Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Subservicer, the Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 7.04       Liability of Servicer.

Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Purchaser for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer for any acts and omissions and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and the Servicer alone and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of the Purchaser to pay Subservicer’s fees and expenses except pursuant to an assumption of the Servicer’s obligations pursuant to Section 18.01. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments regardless of whether such payments are remitted by the Subservicer to the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall pay all fees and expenses of the Subservicer from its own funds, the Servicing Fee or other amounts permitted to be retained by or reimbursed to the Servicer hereunder.

Section 7.05       No Contractual Relationship Between Subservicers and Purchaser.

Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as Servicer shall be deemed to be between the Subservicer and the Servicer alone, and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 18.01.

Section 7.06       Subservicing Accounts.

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account, and shall be segregated on the books of the Subservicer and relate only to the Mortgage Loans subject to this Agreement and other mortgage loans owned or serviced by the Servicer. All funds deposited in the Subservicing Account shall be held for the benefit of the Servicer. The Subservicer shall deposit in the Subservicing Account on a daily basis all amounts of the type described in clauses (a) through (g) of Section 7.09, received by the Subservicer with respect to the Mortgage Loans. On the date set forth in the related Subservicing Agreement (the “Subservicer Remittance Date”), the Subservicer will be required to remit all such amounts to the Servicer, except, if applicable, any Monthly Payment received which constitutes a late recovery with respect to which a Subservicer Advance (as defined below) was previously made; and, if the Subservicing Agreement so provides, the Subservicer will also be required to remit, with respect to each Mortgage Loan for which the Monthly Payment due on the immediately preceding Due Date was delinquent as of the Subservicer Remittance Date, an amount equal to such Monthly Payment net of the related Subservicing Fee (a “Subservicer Advance”). The Subservicer may deduct from each remittance, as provided above, an amount equal to Subservicing Fees to which it is then entitled to the extent not previously paid to or retained by it. The Servicer is not obligated to require in a Subservicing Agreement that any Subservicer make Subservicer Advances as described above.

Section 7.07       Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. The Purchaser shall have the sole option to elect to have the management and disposition of any Mortgage Loan that becomes delinquent for a period of ninety (90) days or more performed by the Servicer, or to transfer the servicing to any other entity engaged by the Purchaser, in which case such Mortgage Loan shall be service transferred to such other entity and no longer subject to this Agreement. In the event that any payment due under any Mortgage Loan remains delinquent for a period of forty-five (45) days, the Servicer shall order an inspection of the related Mortgaged Property and if the Mortgage Loan remains delinquent for a period of ninety (90) days or more and remains subject to this Agreement, the Servicer shall commence foreclosure proceedings in accordance with Accepted Servicing Practices; provided that, the Servicer may postpone such foreclosure proceedings until such payment is delinquent or any other default continues for a period of no later than 120 days beyond the expiration of any grace or cure period, if the Servicer in its good faith business judgment reasonably believes that the postponement of such foreclosure proceedings is warranted and the Purchaser shall not suffer a material loss in connection with such postponement; provided further that, the Servicer shall indemnify the Purchaser for any material loss that may result from such postponement, notwithstanding the Servicer’s good faith business judgment.

In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances through final disposition but only to the extent that the Servicer shall determine, in its good faith judgment, that the amount of a proposed Servicing Advance is typically recoverable. Servicer shall be reimbursed for all Servicing Advances in accordance with this Agreement.

Section 7.08       Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement , follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 7.09       Establishment of Custodial Account; Deposits in Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), in the form of time deposit or demand accounts, which may be interest bearing, titled “[name of Servicer] in trust for Purchaser and various Mortgagors - Mortgage Loans”. Such Custodial Account shall be an Eligible Account. On or prior to the Closing Date and thereafter upon Purchaser’s request, the Servicer shall provide the Purchaser with written confirmation of the existence of such Custodial Account in the form of Exhibit I. In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer shall deposit in the Custodial Account, within two (2) Business Days after receipt, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(a)        all payments on account of principal, including Principal Prepayments and Prepayment Penalties, on the Mortgage Loans;

(b)        all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(c)        all Liquidation Proceeds;

(d)        all proceeds received by Servicer under any title, hazard, private mortgage guaranty or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices;

(e)        all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices;

(f)        any amount required to be deposited in the Custodial Account pursuant to Sections 14.01 and 15.02;

(g)        all Monthly Advances;

(h)        any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 8.03;

(i)         with respect to each full or partial Principal Prepayment any amounts to the extent that collections of interest at the Mortgage Interest Rate are less than one (1) full month’s interest at the applicable Mortgage Interest Rate (“Prepayment Interest Shortfalls”); provided, that the Servicer’s aggregate obligation under this clause (i) to deposit Prepayment Interest Shortfalls shall be limited to its aggregate Servicing Fee received with respect to the related Due Period;

(j)         any amount required to be deposited by the Servicer in connection with any REO Property, rents received for the period to the sale of the related REO Property and all REO Disposition Proceeds pursuant to Section 7.17; and

(k)        any amounts required to be deposited by the Servicer in connection with any losses on Eligible Investments.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by the Servicer in the Custodial Account.

The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized. If any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Servicer shall notify the Purchaser and the Servicer shall immediately take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, at the expense of the Servicer.

Section 7.10       Withdrawals From the Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)        to make payments to the Purchaser in the amounts and in the manner provided for in Section 14.01;

(b)        to temporarily reimburse itself for advances of Servicer funds made pursuant to Section 14.03 (provided that the Servicer shall replenish the amount of the temporary reimbursement prior to the Remittance Date on which such funds are required to be distributed), and to permanently reimburse itself from amounts received on the related Mortgage Loan which represent payments of principal and/or interest respecting which any such advance was made with Servicer funds or was made with funds held for a future distribution and replenished with Servicer funds, except that, where Servicer as Seller or Servicer is required to repurchase a Mortgage Loan pursuant to Section 8.03, Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 8.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(c)        to reimburse itself first for all unreimbursed Servicing Advances, second for unreimbursed Monthly Advances of Servicer funds made pursuant to Section 11.03, and third for any unpaid Servicing Fees; provided that the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, amounts representing proceeds of insurance policies covering the related Mortgaged Property and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, including amounts recovered from the disposition of the related REO Property, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser unless the Servicer as Seller or Servicer is required to repurchase a Mortgage Loan pursuant to Section 8.03, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the repurchase price pursuant to Section 8.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(d)        except as otherwise provided herein, to reimburse itself for all unreimbursed Advances and unpaid Servicing Fees to the extent that such amounts are nonrecoverable by the Servicer pursuant to subclause (c) above, provided that the Mortgage Loan for which such Advances were made is not required to be repurchased by the Servicer as Seller or Servicer pursuant to Section 8.03, and, except to the extent such advances are deemed nonrecoverable, to reimburse itself for such amounts to the extent that such amounts are not recovered from the disposition of REO Property pursuant to Section 7.17 hereof or otherwise pursuant to subclause (c) above or in this subclause (d);

(e)        to reimburse itself for subsequent trailing bills related to a previously disposed of REO Property in which distribution of the net cash proceeds has occurred;

(f)         to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 13.01, other than costs, fees and expenses incurred in connection with its indemnification of the Purchaser and any Successor Servicer pursuant to Section 13.01(a);

(g)        to pay to itself any interest earned on funds deposited in the Custodial Account, such withdrawal to be made monthly not later than the Remittance Date;

(h)        to withdraw any amounts inadvertently deposited in the Custodial Account;

(i)         to clear and terminate the Custodial Account upon the termination of this Agreement;

(j)         to withdraw Servicing Fees to the extent deposited therein;

(k)        to reimburse itself for payments remitted or advances made for which there has been a reduction in the amount of interest collectible for such related Prepayment Period as a result of the Servicemembers’ Civil Relief Act or any similar state law; and

(l)         subject to Section 7.01, to reimburse itself for any Capitalized Modification Amounts at the time of the modification of any Mortgage Loan to the extent such Capitalized Modification Amounts were previously remitted by the Servicer as part of a Servicing Advance or a Monthly Advance and not previously reimbursed; provided, that such reimbursements shall only be made out of the principal portion of collections on the Mortgage Loans.

Upon request, the Servicer will provide the Purchaser with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

On each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 14.01 (c), the Servicer is not obligated to remit on such Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 7.10.

Section 7.11       Establishment of Escrow Account; Deposits in Escrow Account.

The Servicer shall segregate and hold or cause any Subservicer to segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), in the form of time deposit or demand accounts, which may be interest bearing. The Escrow Account shall be an Eligible Account. On or prior to the Closing Date and thereafter upon request of the Purchaser, the Servicer shall provide the Purchaser with written confirmation of the existence of such Escrow Account in the form of Exhibit J. In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer.

The Servicer or the Subservicer shall deposit in the Escrow Account on a daily basis, and retain therein: (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (b) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only in accordance with Section 7.12 hereof. As part of its servicing duties, the Servicer or the Subservicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.

Section 7.12       Withdrawals From Escrow Account.

Withdrawals from the Escrow Account shall be made by the Servicer or the Subservicer only (a) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse the Servicer for any Servicing Advance made by Servicer pursuant to Section 7.13 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (h) to clear and terminate the Escrow Account upon the termination of this Agreement or (i) to remove any amounts deposited into the Escrow Account in error. With respect to subclause (b) above, if Servicer collects any late payments or collections from the Mortgagor which has previously been reimbursed to Servicer from the Custodial Account, the Servicer shall remit such amount to Purchaser on the next scheduled Remittance Date.

Section 7.13       Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer or Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of private mortgage guaranty insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. No costs incurred by the Servicer or Subservicers in effecting the payment (as opposed to the payment itself) of ground rents, taxes, assessments, water rates and other charges on the Mortgaged Properties or mortgage or hazard insurance premiums shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 7.14       Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time that meets the Eligible Account requirements. The Servicer will prepare and forward a letter agreement in accordance with Section 7.09 and Section 7.11 notifying the Purchaser of such transfer.

Section 7.15       Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary and such other hazards as is customary or required by law in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac, as applicable, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy.

If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, each as amended.

The Servicer shall also maintain on REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above.

Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 7.10. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the outstanding principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, unless otherwise customary in the area where the Mortgaged Property is located or pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located. If a hazard policy becomes in danger of being terminated, or the insurer ceases to be a Qualified Insurer, the Servicer shall notify the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time.

The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements, as applicable.

Section 7.16       Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). The Fidelity Bond and errors and omissions insurance shall be in the form of the “Mortgage Banker’s Blanket Bond”. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 7.16 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or Freddie Mac, as applicable, or in an amount as may be permitted to the Servicer by express waiver of Fannie Mae or Freddie Mac, as applicable. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser thirty (30) days prior to modification or any material change.

Section 7.17       Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or the Purchaser’s designee, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

Upon any Mortgaged Property becoming an REO Property, Servicer shall promptly notify Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.

The Purchaser shall have the sole option to elect to have the management and disposition of any REO Property performed by the Servicer, or to transfer such functions to any other entity engaged by the Purchaser, in which case such REO Property and the related Mortgage Loan shall be transferred to such other entity and no longer subject to this Agreement. Subject to the foregoing sentence, the Servicer shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property that is still subject to this Agreement in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may, with the Purchaser’s consent, temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser.

The Servicer shall use its best efforts to dispose of the REO Property that is still subject to this Agreement as soon as possible and shall sell such REO Property in any event prior to the close of the third calendar year beginning after the year in which title has been taken to such REO Property, unless (i) (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines that a longer period is necessary for the orderly liquidation of such REO Property or (ii) the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period. If a period longer than three years is permitted under the foregoing sentence, (i) the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage (1) shall name the Servicer as mortgagee, and (2) shall not be held pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any “income from non-permitted assets” within the meaning of Section 86OF(a)(2)(B) or any “net income from foreclosure property” within the meaning of Section 86OG(c)(2) of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Purchaser; provided that the Servicer shall not accept any sale offer for an REO Property that is more than 10% below the Reconciled Market Value of the REO Property without the prior written consent of the Purchaser. Upon the request of the Purchaser, and at the Purchaser’s expense, the Servicer shall cause an appraisal of the REO Property to be performed for the Purchaser. The REO Disposition Proceeds shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, REO Management Fees and unpaid Servicing Fees. The Servicer shall also make available to the Purchaser an Officer’s Certificate of loss/gain on Servicer’s secured web-site within three (3) Business Days of REO Disposition Proceeds application. If necessary, a supplemental Officer’s Certificate of loss/gain will be made available to Purchaser on Servicer’s secured web-site within forty-five (45) days from the date of the initial Officer’s Certificate of loss/gain detailing any additional expenses and Servicing Advances including invoices and other documentation requested by the Purchaser. Any reporting by the Servicer relating to any REO Property shall include the loss calculation formulas and the related inputs Servicer used for each REO Property detailing any loss/gain.

The Servicer shall withdraw from the Custodial Account in accordance with Section 7.10, the funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 7.15 and a fee of one percent (1%) of the outstanding principal balance of such REO at the time of foreclosure for any managing agent of the Servicer, or the Servicer itself. The Servicer shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 7.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Upon request, with respect to any REO Property, the Servicer shall furnish or shall cause to be furnished to the Purchaser a statement covering the Servicer’s efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement). That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS; REMEDIES FOR BREACH

Section 8.01       Representations and Warranties Regarding the Seller and Servicer.

The Seller represents and warrants to the Purchaser that as of the date hereof and as of each Closing Date:

(a)        Due Organization. The Seller is a federal savings association, duly organized and validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement;

(b)        Due Authority. The Seller has the full corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute , deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly and validly authorized the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(c)        No Consent Required. No consent, approval, authorization or order of any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Seller is required for the execution, delivery and performance by it of or compliance by it with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained;

(d)        Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, who is in the business of selling and servicing mortgage loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(e)        No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter, by laws or other organizational documents or any legal restriction or any material agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(f)        Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements. The Servicer is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OCC or the FDIC, if applicable, and is in good standing to service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification;

(g)        No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, (i) would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or (ii) would be reasonably likely to prohibit the Seller from entering into this Agreement or seek to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) would otherwise be reasonably likely to draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be reasonably likely to prohibit or impair materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(h)        Solvency. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(i)         Sale Treatment. The disposition of the Mortgage Loans shall be treated as a sale on the books and records of the Seller. The Seller shall maintain records which shall reflect the Purchaser’s ownership of each Mortgage Loan;

(j)         Reasonable Servicing Fee. The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(k)        Fair Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(l)         No Untrue Information. Neither this Agreement, nor any statement, report or other document furnished by or on behalf of the Seller or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby (excluding any statement, report or document otherwise covered by the representations and warranties set forth in Section 8.02, which shall be covered solely by such representations and warranties) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(m)       MERS. The Seller is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the MERS Designated Mortgage Loans. On or within five (5) Business Days following the related Closing Date, the Seller has provided or will provide the Custodian and the Purchaser with a MERS Report reflecting the Purchaser as the Investor on the MERS System with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

(n)        No Brokers. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction;

(o)        Seller’s Origination. The Seller’s or the originator’s decision to originate any Mortgage Loan or to deny any mortgage loan application is an independent decision based upon the Seller Underwriting Guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(p)        No Material Change. There has been no material adverse change in the business, operations, financial condition or assets of the Seller since the date of the Seller’s most recent financial statements delivered to the Purchaser.

Section 8.02       Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)        Mortgage Loans as Described. The Mortgage Loan is in compliance in all material respects with all requirements set forth in the related Purchase Price and Terms Agreement. The information set forth in the related Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects. The information on the Mortgage Loan Schedule and the information provided correctly and accurately reflect the contents of the Seller’s records and the Mortgage File. The Mortgage Loan Schedule contains all the fields indicated in Exhibit A-1. Any seller or builder concession has been subtracted from the appraised value of the mortgaged property for purposes of determining the loan-to-value ratio and combined loan-to-value ratio. Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the Seller. As of the Closing Date, the most recent Credit Score listed on the Mortgage Loan Schedule is no more than four months old. No appraisal or other property valuation referred to or used to determine any data listed on the Mortgage Loan Schedule was more than 120 days old at the time of the Mortgage Loan closing;

(b)        Payments Current. All payments due on a Mortgage Loan (after giving effect to any applicable grace period) on or prior to the related Closing Date have been made and credited as of the related Closing Date; no payment required under any Mortgage Loan has been thirty (30) or more days delinquent since the date of origination; no payment made on such Mortgage Loan has been dishonored; and neither the Seller nor any other party has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage or a third party with respect to amounts to be taken from the escrow accounts and any shortfall thereof which may be remitted by the Seller, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(c)        [Reserved];

(d)        Mortgage Insurance. Except as indicated on the Mortgage Loan Schedule, no Mortgage Loan has a loan-to-value ratio or combined loan-to-value ratio in excess of eighty percent (80%) at the time of origination. No Mortgage Loan is subject to any borrower-paid or lender-paid mortgage insurance policy;

(e)        No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(f)        Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(g)        No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(h)        Hazard and Flood Insurance. All buildings or other improvements upon the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan or a Mortgage Loan that is secured by a unit in a condominium project) are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s Key Rating in an amount representing coverage not less than the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured), (ii) the outstanding principal balance of the Mortgage Loan and (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(i)         Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws, where applicable), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the origination, servicing and collection of each such Mortgage Loan have been complied with in all material respects, and the Mortgagor received all disclosure materials required by Applicable Law with respect to the origination of each such Mortgage Loan and, if such Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by Applicable Laws; and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(j)         No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and the Seller has not waived any default resulting from any action or inaction by the Mortgagor;

(k)        Type of Mortgaged Property. With respect to each Mortgage Loan that is not a Co-op Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice that consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, or a manufactured home, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation; provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation and any manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial or agricultural purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial or agricultural purposes; none of the Mortgaged Properties are log homes, mobile homes, geodesic domes or other unique property types; no Mortgage Loan is secured by mixed-use properties or condotels; no Mortgage Loan is a home equity line of credit;

(l)         Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan), including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for:

(i)        (a) the lien of current real property taxes and assessments not yet due and payable or (b) with respect to any Co-op Loan, liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject;

(ii)       covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Seller and specifically referred to or otherwise considered in the appraisal made for the Seller; and

(iii)       other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property or (b) with respect to a Co-op Loan only, other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, or on the related cooperative shares securing the Mortgage Note with respect to any Co-op Loan, and the Seller has full right to sell and assign the same to the Purchaser;

(m)       No Subordination of Lien. Unless otherwise set forth on the related Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(n)        No Default. Other than payments not yet made during the term of any grace period permitted under the related Mortgage Note, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default. No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property;

(o)        Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in all respects in accordance with its terms (including, without limitation, any provisions relating to Prepayment Penalties), subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and Seller has taken all action necessary to transfer such rights of enforceability to Purchaser. All parties to the Mortgage Note, the Mortgage and any other such related agreement had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by the Mortgagor or such other related parties;

(p)        No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to any Mortgage Loan has taken place on the part of Seller, or, on the part of any other party involved in the origination of, or in the application of any insurance in relation to, the Mortgage Loan, including, without limitation, the related Mortgagor or any broker, seller, appraiser, builder or developer;

(q)        Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. In the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

(r)        [Reserved];

(s)        Title Insurance. With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgage Loan is covered by (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located, (ii) an ALTA lender’s title insurance policy, (iii) with respect to any Mortgage Loan for which the Mortgaged Property is located in California, a CLTA lender’s insurance title policy, or (iv) other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (l) of this Section 8.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. The assignment to the Purchaser of the Seller’s interest in such lender’s title insurance policy does not require any consent of or notification to the insurer that has not been obtained or made, such lender’s title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser. No claims have been made under such lender’s title insurance policy. No prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(t)        Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(u)        Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(v)        No Bankruptcy. The Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding. The Mortgagor is not in bankruptcy and the Seller has not received notice that the Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan. No borrower had a prior bankruptcy in the seven years prior to the origination of the Mortgage Loan. No borrower previously owned a property in the last seven years prior to the origination of the Mortgage Loan that was the subject of a foreclosure during the time the borrower was the owner of record;

(w)       Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under Applicable Law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No Mortgaged Property has been subject to a fine or registration fee due to non-occupancy. The Seller gave due consideration at the time of origination, to factors, including but not limited to, other real estate owned by the borrower, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the property as represented by the borrower is reasonable. All owner occupied properties are occupied by the owner as of the Closing Date;

(x)        Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(y)        Complete Mortgage Files. The Mortgage Note, the Mortgage, the Assignment of Mortgage (except with respect to MERS Designated Mortgage Loans) and the other Mortgage Loan Documents set forth in Exhibit A-1 and A-2 hereto required to be delivered on or before the related Closing Date have been delivered to the Purchaser or its designee in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Servicer is in possession of a complete Mortgage File including all documents used in the qualification of the borrower, except for such documents as have been delivered to the Purchaser or its designee;

(z)        Due On Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(aa)      No Condemnation Proceedings. There is no proceeding pending or to the best of Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring;

(bb)      Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement other than earthquake, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended;

(cc)      Collection Practices; Escrow Deposits. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices and the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by Applicable Law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(dd)     Interest on Escrows. As of the related Closing Date, the Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by Applicable Law or by the terms of the related Mortgage Note on any escrow account. Evidence of such credit shall be provided to the Purchaser upon request;

(ee)      Escrow Analysis. The Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with Applicable Law. All books and records with respect to each Mortgage Loan comply with Applicable Law and regulations, and have been adjusted to reflect the results of the escrow analyses. Except as allowed by Applicable Law, there is no inflation factor used in the escrow analysis. The Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses;

(ff)       Completion Escrows. There are no Mortgage Loans subject to outstanding completion escrows except those specifically identified by the Seller as such to the Purchaser;

(gg)     No Violation of Environmental Laws. To the best of Seller’s knowledge, there does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation including, without limitation, asbestos. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property and to the best of Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(hh)      Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute;

(ii)        Leaseholds. If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable without the lessor’s consent; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee’s default without the mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default or prohibit the holder of the mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the mortgagee’s interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; (7) the acquisition by the holder of the Mortgage of the rights of lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection, and (8) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

(jj)        Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

(kk)      [Reserved];

(ll)        Junior Liens. No junior lien loan was originated at the same time or otherwise in connection with any Mortgage Loan except to the extent that Seller has disclosed the existence of such junior lien loan to Purchaser;

(mm)    Tax Service Contract. Unless otherwise indicated on the related Mortgage Loan Schedule, each Mortgage Loan is covered by a paid in full, life of loan, tax service contract issued by a provider chosen by the Seller and acceptable to the Purchaser in its sole discretion, for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser. If any Mortgage Loan does not have a Tax Service Contract, the Purchaser shall be entitled to deduct $70.00 from the purchase price of such Mortgage Loan;

(nn)     Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract issued by a provider chosen by the Seller and acceptable to the Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser. If any Mortgage Loan does not have a Flood Certification Contract, the Purchaser shall be entitled to deduct $18.00 from the purchase price of such Mortgage Loan;

(oo)     Co-op Loans. With respect to a Mortgage Loan that is a Co-op Loan, (i) a search for filings of financing statements has been made by Seller, which Seller is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan, (ii) the stock that is pledged as security for the Mortgage Loan is held by a person as a “tenant stockholder” and the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation,” each within the meaning of Section 216 of the Code and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the Co-op Lease;

(pp)     Single Premium Credit Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) as part of the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(qq)     Patriot Act. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted (or the originator of the Mortgage Loan has conducted) the requisite due diligence in connection with the origination of each Mortgage Loan required by the Anti-Money Laundering Laws, and has obtained and will maintain information identifying the applicable Mortgagor as required by Anti-Money Laundering Laws. No Mortgage Loan is subject to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations;

(rr)       Regarding the Mortgagor. Either the Mortgagor is a natural person who is legally permitted to reside in the United States or the Mortgagor is an inter-vivos trust acceptable to Fannie Mae and is in compliance with the Seller Underwriting Guidelines;

(ss)      Recordable Form. Any Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. Each original Mortgage was recorded or is in the process of being recorded and, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against creditors of the Seller;

(tt)       No Litigation with respect to Mortgage Loan or Mortgaged Property. There is no action, suit, proceeding, investigation, or litigation pending, or to the best of Seller’s knowledge, threatened, with respect to the Mortgage Loan or the Mortgaged Property. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(uu)     Foreclosures. There is no litigation, which has not been dismissed or settled, which sought to enjoin a foreclosure sale. The Seller has not failed to take any actions, the failure of which, and no actions have been taken by the Seller that, would adversely affect the ability of the Purchaser to commence foreclosure or similar proceedings and fully liquidate the related Mortgaged Property;

(vv)     Servicing. Each Mortgage Loan has been serviced by the Seller, either by it or by a subservicer on its behalf, and each prior servicer of the Mortgage Loan, in all material respects (i) in compliance with all applicable federal, state and local laws, (ii) in compliance with the terms of the Mortgage, Mortgage Note and any other Mortgage Loan Document and (iii) in compliance with Accepted Servicing Practices;

(ww)    Appraisals. Each Mortgage File contains a written appraisal prepared by a Qualified Appraiser and in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as such Mortgage Loans and (ii) USPAP standards, and satisfies applicable legal and regulatory requirements in effect on the origination date of the Mortgage Loan. The appraisal was made and signed prior to the final approval of the Mortgage Loan application. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the Seller was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the Seller’s loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser. The Seller has adopted, or is in the process of adopting, the Interagency Appraisal and Evaluation Guidelines appraisal and evaluation policies, procedures and practices, and for each Conventional Mortgage Loan that has an application date on or after May 1, 2011, the appraisal was obtained in a manner consistent with the Fannie Mae Appraiser Independence Requirements;

(xx)      Full Disbursement of the Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(yy)     Consolidation of Future Advances. Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(zz)      Payment Terms. Principal payments on the Mortgage Loan commenced or will commence no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each fixed rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest in arrears, providing for full amortization by maturity over a scheduled term of not more than thirty (30) years. With respect to each adjustable rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments which are changed on each Adjustment Date to an amount which will fully amortize the unpaid principal balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization;

(aaa)    Income/Employment/Assets. With respect to each Mortgage Loan, the Seller verified the borrower’s income, employment, and assets in accordance with the Seller Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting such income, employment, and assets. Such verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Form 4506-T. With respect to each Mortgage Loan, in order to test the reasonableness of the income, the Seller used (i) pay statements reflecting current and year-to-date earnings and deductions, (ii) copies of tax returns provided by borrowers, (iii) transcripts received from the IRS pursuant to a filing of IRS Form 4506-T (to the extent specified in the Mortgage Loan Schedule) or (iv) public and/or commercially available information acceptable to the Purchaser;

(bbb)   Underwriting. Each Mortgage Loan either (i) was underwritten in conformance with the Seller Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in substantial conformance with the Seller Underwriting Guidelines without regard to any underwriter discretion, has reasonable and documented compensating factors. The methodology used in underwriting the extension of credit for the Mortgage Loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment. The credit score used in applying the Seller Underwriting Guidelines was the Credit Score, as defined herein. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(ccc)    Source of Payments. With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making monthly payments on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any person (other than a guarantor) who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale, or servicing of the Mortgage Loan;

(ddd)   Downpayment. No portion of the funds contributed by the borrower towards the Mortgage Loan was in the form of “gift” funds;

(eee)    Qualified Mortgage. Provided that Purchaser has satisfied the requirements of clauses (i) – (iii) of Section 860G(a)(3)(A) of the Code, each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(l);

(fff)      Manufactured Homes. To the extent that any manufactured home is included as part of the Mortgaged Property: such manufactured home is (1) together with the related land, subject to the Mortgage, (2) deemed to be a apart of the real property on which it is located pursuant to the Applicable Law of the jurisdiction in which it is located, and (3) treated as a single-family residence under Section 25(e)(10) of the Internal Revenue Code;

(ggg)   No Graduated Payments or Contingent Interests; No Buydown Provisions. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature nor does it contain any “buydown” provision;

(hhh)   No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(iii)       Origination/Doing Business. The Mortgage Loan was originated by the Seller, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or an institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations or national banks having principal offices in such state, or (iv) not doing business in such state;

(jjj)       Broker Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to such fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

(kkk)    MERS. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been, or is in the process of being, duly and properly recorded. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(lll)       [Reserved];

(mmm) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage (except with respect to MERS Designated Mortgage Loans) and any other documents required to be delivered under this Agreement for each Mortgage Loan constituting the related Mortgage Loan Documents have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Purchaser or its designee, and the Seller has retained copies thereof;

(nnn)   Insurance Coverage Not Impaired. With respect to any insurance policy including, but not limited to, hazard or title insurance covering a Mortgage Loan and the related Mortgaged Property, the Seller has not engaged in, and has no knowledge of the borrower’s having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement, or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback, or other unlawful compensation or value of any kind as has been or will be received, retained, or realized by any attorney, firm, or other person or entity, and no such unlawful items have been received, retained, or realized by the Seller;

(ooo)   Lost Note Affidavit. With respect to each Mortgage where a lost note affidavit has been delivered to the Purchaser or its custodian in place of the related Mortgage Note, the related Mortgage Note is no longer in existence, and if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

(ppp)   No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by a title policy affording, in substance, the same protection afforded by this warranty;

(qqq)   No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in subsection (l) of this Section 8.02;

(rrr)      [Reserved];

(sss)    No Balloon Mortgage Loans. The Mortgage Loan is not a balloon Mortgage Loan unless specifically listed on the applicable Mortgage Loan Schedule;

(ttt)      [Reserved];

(uuu)   Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed on or prior to the applicable Closing Date that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured), irrespective of the cause of such failure of coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

(vvv)   Disclosure Materials. The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has, received all disclosure materials required by Applicable Law and the Seller or the applicable originator has complied with Applicable Law in all material respects with respect to the making of the Mortgage Loans;

(www) Credit Reporting. With respect to each Mortgage Loan, the Seller has furnished complete information on the related borrower credit files to Equifax Inc., Experian Information Solutions, Inc. and TransUnion LLC in accordance with the Fair Credit Reporting Act and its implementing regulations;

(xxx)     Prepayment Penalty. No Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) prior to the Mortgage Loan origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a penalty; (iii) the prepayment penalty was adequately disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Seller shall not impose such prepayment penalty in any instance when the mortgage debt is accelerated or paid off in connection with the workout of a delinquent Mortgage Loan or as a result of the Mortgagor’s default in making the Mortgage Loan payments;

(yyy)   Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(zzz)     Simple Interest Mortgage Loans. The Mortgage Loan is not a simple interest Mortgage Loan;

(aaaa)  Endorsements. The Mortgage Note has been endorsed by Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

(bbbb) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

(cccc)  Interest Rate Adjustments. With respect to each adjustable rate Mortgage Loan, all Mortgage Interest Rate adjustments have been made in compliance with Applicable Law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to Applicable Law has been properly paid and credited;

(dddd) Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(eeee)  No Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; and

(ffff)     Imaging. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any manner.

Section 8.03       Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 8.01 and 8.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan) (a “Breach”), the party discovering such Breach shall give prompt written notice to the other. With respect to any of the representations and warranties set forth in Sections 8.01 and 8.02 (other than the representations and warranties set forth in clause (g) of Section 8.01 and clauses (gg), (hh) and (tt) of Section 8.02) that is made to the best of or based on the Seller’s knowledge or belief, if it is discovered that the substance of such representation and warranty is inaccurate, then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Purchaser shall be entitled to all the remedies to which it would be entitled for a Breach, including without limitation, the repurchase and indemnification requirements contained herein, notwithstanding the Seller’s lack of knowledge with respect to the inaccuracy at the time the representation was made.

Within 60 days of the earlier of either discovery by or notice to the Seller of any such Breach, the Seller shall use its reasonable best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured in all material respects within 60 days of the earlier of either discovery by or notice to the Seller of such Breach, the Seller shall repurchase such Mortgage Loan (each, a “Deleted Mortgage Loan”) at the Repurchase Price within five (5) Business Days of Purchaser’s demand. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 8.03 shall be accomplished by direct remittance of the Repurchase Price by wire transfer to an account designated by the Purchaser in accordance with the Purchaser’s instructions.

At the time of repurchase, the Purchaser shall immediately reassign the related Deleted Mortgage Loan and any rights it may have in the related Mortgaged Property to the Seller free and clear of all liens of any Person claiming by, through or under Purchaser, subject to any condition or event resulting from any breach of the Seller under this Agreement. The Purchaser shall deliver any documents held by the Custodian relating to the Deleted Mortgage Loan at the time the Seller pays the Purchaser the related Repurchase Price. The Purchaser shall, as applicable, execute and deliver to the Seller an assignment of the related Mortgage (in recordable form) or cause to be completed a confirmed electronic entry by MERS identifying the repurchase of the Mortgage Loan by the Seller on MERS’ electronic system of recording transfer of mortgages within five (5) Business Days after the Seller pays the Purchaser the related Repurchase Price. The Purchaser shall execute any such further documents or instruments as may be required or appropriate to facilitate the repurchase of a Mortgage Loan, including but not limited to all reassignments of title protection and insurance policies. On and after the date servicing is transferred from Seller (if applicable) and until such time as the servicing for a Mortgage Loan is reassigned to Seller, Purchaser (or its designee) shall service the Mortgage Loans in conformance with all Applicable Law and Mortgage Loan Documents in all material respects; provided that Purchaser (or its designee) shall not be liable for perpetuating in good faith any Servicer breach of this Agreement. In the event of a repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.

It is understood and agreed that the obligations of the Seller set forth in this Section 8.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 13.01 constitute the sole remedies of the Purchaser respecting a breach of the representations and warranties set forth in Sections 8.01 and 8.02. For purposes of this paragraph “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 8.01 and 8.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, the Purchaser may, in connection with any repurchase of a defective Mortgage Loan pursuant to this Section 8.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

The Seller and the Purchaser agree that in connection with a Securitization Transaction or a Whole Loan Transfer, the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Seller to repurchase a Mortgage Loan due to a breach of a representation or warranty contained in Section 8.02 hereof shall be, at the Purchaser’s sole option by Arbitration. The Seller and the Purchaser agree that each such Arbitration shall be conducted in accordance with the AAA’s Procedures for Large, Complex Commercial Disputes (the “Complex Arbitration Procedures”); provided, however, that to the extent the procedures set forth in Exhibit H attached hereto conflict with such Complex Arbitration Procedures, the procedures set forth in Exhibit H attached hereto shall govern unless the parties otherwise agree.

Section 8.04       Repurchase of Mortgage Loans With Early Payment Default.

With respect to any Mortgage Loan, if the related Mortgagor fails to make either the first, second or third Monthly Payment (within thirty (30) thirty days of the applicable due date) due to the Purchaser after the applicable Closing Date and such failure is solely due to the fault of the Mortgagor and not to an administrative error by the Servicer, Seller shall, upon receipt of written notice from Purchaser, promptly repurchase such Mortgage Loan from Purchaser within thirty (30) days after Purchaser’s written notice at the Repurchase Price in accordance with the procedures set forth in Section 8.03.

Section 8.05       Purchase Price Protection.

With respect to any Mortgage Loan that is prepaid in full within ninety (90) days from and after the related Closing Date, the Seller shall reimburse the Purchaser, within thirty (30) days of notice of such prepayment in full, the excess of (i) the Purchase Price (as adjusted) for such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date; provided that the Seller shall have no obligation to reimburse under this Section 8.05 to the extent the Purchaser is the lender refinancing such Mortgage Loan.

Section 8.06       Representations and Warranties Regarding the Purchaser.

The Purchaser represents, warrants and covenants to the Seller and the Servicer that as of the date hereof and each Closing Date:

(a)        Due Organization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon it by any state having jurisdiction and in any event the Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan;

(b)        Due Authority. The Purchaser has the full corporate power and authority to hold each Mortgage Loan, to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement, assuming due authorization, execution and delivery by the Seller and Servicer, constitute a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(c)        No Conflict. None of the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser’s organizational documents and bylaws or any legal restriction or any material agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

(d)        Litigation Pending. There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against the Purchaser, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, (i) would be reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Purchaser, or in any material impairment of the right or ability of the Purchaser to carry on its business substantially as now conducted, or in any material liability on the part of the Purchaser, or (ii) would be reasonably likely to prohibit the Purchaser from entering into this Agreement or seek to prevent the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) would otherwise be reasonably likely to draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Purchaser contemplated herein, or which would be reasonably likely to prohibit or impair materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement;

(e)        Broker. The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction;

(f)         No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body, or federal or state regulatory authority having jurisdiction over the Purchaser is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans from the Seller or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(g)        Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser; and

(h)        Financial Condition. The Purchaser is not involved in any financial difficulties which would impair or prevent the consummation of the purchase of the Mortgage Loans.

ARTICLE IX

CLOSING

Section 9.01       Conditions to Closing.

The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)        at least two (2) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser a magnetic diskette, or transmit by modem, a listing on a loan level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on such Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

(ii)       all of the representations and warranties relating to the Seller and the Mortgage Loans under this Agreement shall be true and correct in all material respects as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)      the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Article X of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)      the Seller shall have delivered and released to the Custodian all documents required pursuant to this Agreement; and

(v)       all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price pursuant to Article IV of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

ARTICLE X

CLOSING DOCUMENTS

Section 10.01     Required Closing Documents.

The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

(1)        this Agreement (to be executed and delivered only for the initial Closing Date);

(2)        the related Mortgage Loan Schedule (to be attached to the related Assignment and Conveyance Agreement);

(3)        a Security Release Certification, if applicable, in the form of Exhibit C, executed by any person, as requested by the Purchaser, if any of the Mortgage Loans are subject to any security interest, pledge or hypothecation for the benefit of such Person;

(4)        the Assignment and Conveyance Agreement in the form of Exhibit D hereto, and all exhibits thereto;

(5)        the Purchase Price and Terms Agreement;

(6)        the Mortgage File for each of the Mortgage Loans; and

(7)        if applicable, a MERS Report reflecting the Purchaser as Investor, the Custodian as custodian and no Person as Interim Funder for each MERS Designated Mortgage Loan.

The Seller shall bear the risk of loss of the Closing Documents until such time as they are received by the Purchaser or its attorneys.

ARTICLE XI

COSTS

Section 11.01     Costs.

The Purchaser shall pay any commissions due its salesmen, and except as set forth in the last sentence of this Section 11.01, any and all costs incurred by the Purchaser, its employees or agents in connection with the due diligence evaluation of the Mortgage Loans, including but not limited to, the assessment of the credit, compliance or value of such Mortgage Loans, and the legal fees and expenses of its attorneys and the costs of the Custodian, as set forth herein. Except as otherwise specified herein, all other costs and expenses incurred in connection with the transaction contemplated hereby including transfer and delivery of the Mortgage Loans, recording fees, if any, fees for title policy endorsements and continuations and the Seller’s attorney’s fees shall be paid by the Seller. In the event that the transaction described in the related Purchase Price and Terms Agreement is not consummated for any reason, the Seller shall reimburse Purchaser for costs and expenses incurred by Purchaser in the amount of $500.00 per Mortgage Loan.

ARTICLE XII

COOPERATION OF SELLER WITH A RECONSTITUTION

Section 12.01     Reconstitution of Mortgage Loans.

The Seller, the Servicer and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates at the Purchaser’s sole option, the Purchaser may effect a sale of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to (i) one or more third party purchasers in one or more Whole Loan Transfers (for up to five (5) Whole Loan Transfers with respect to any Mortgage Loan Package purchased on any given Closing Date); provided, that any Whole Loan Transfer that is directly related to a Securitization Transaction (e.g., to the “Seller” or “Sponsor” in a Securitization Transaction) shall not be counted towards the foregoing limitation or (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transactions (each such Whole Loan Transfer and/or Securitization Transaction, a “Reconstitution”). On such date, the Mortgage Loans transferred (and not assigned under this Agreement) shall cease to be covered by this Agreement and the Seller shall cease to service such Mortgage Loans under this Agreement.

Subsequent to the execution of this Agreement, the Seller and Servicer agree to cooperate in good faith with the Purchaser to obtain approval by one or more Rating Agencies for eligibility as a securitization servicer. In connection with such review, the Seller and Servicer agree to permit one or more Rating Agencies (initially, at the Purchaser’s expense), as mutually agreed among the Seller, Servicer and the Purchaser, to conduct its applicable pre-securitization review, to assess loan information and review the Servicer’s servicing and origination operations, upon reasonable prior notice to the Servicer and in a manner and timeframe reasonably acceptable to the parties hereto.

With respect to each Whole Loan Transfer and Securitization Transaction entered into by the Purchaser, the Seller and Servicer agree:

(1) to reasonably cooperate with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures;

(2) to facilitate reviews required by any Rating Agency;

(3) to provide notices of repurchase requests for any Mortgage Loan and any other information (in Seller’s possession or control) required in order to enable the Purchaser to comply with its obligations under Rule 15Ga-1;

(4) to satisfy all outstanding repurchase requests relating to any Mortgage Loan subject to a Whole Loan Transfer or Securitization Transaction (i) within ninety (90) days of Purchaser’s request if not disputed in good faith by the Seller or (ii) within thirty (30) days of the final decision of an Arbitrator that the Seller is obligated to repurchase such Mortgage Loan;

(5) to restate (i) all representations and warranties set forth in Section 8.02 with respect to the Mortgage Loans as of the applicable Closing Date and (ii) all representations and warranties set forth in Section 8.01 regarding the Seller and/or Servicer as of the closing date of each Whole Loan Transfer or Securitization Transaction, modified to the extent necessary to accurately reflect any events or circumstances existing subsequent to the related Closing Date(s); provided that such modifications have been approved by the Purchaser prior to the related closing date;

(6) to reasonably cooperate with the Purchaser to make any such additional representations or warranties, or provide any data, documents or information, required by any Rating Agency, Freddie Mac or Fannie Mae that may be reasonably given by the Seller acting in good faith; provided that in no event shall Seller be required to materially increase its risk or potential liability under this Agreement;

(7) to execute, deliver and perform all Reconstitution Agreements or other documents related to such Whole Loan Transfer or Securitization Transaction reasonably required by the Purchaser, which contains servicing provisions substantially similar to those herein and/or customary in Whole Loan Transfers or Securitization Transactions, or otherwise reasonably acceptable to the Purchaser and the Seller; provided that in each case Seller has a reasonable opportunity to negotiate such agreements in good faith;

(8) to make representations and warranties (i) that the Seller and/or Servicer has serviced the Mortgage Loans in accordance with the terms of this Agreement in all material respects, provided accurate reports to the Purchaser and otherwise complied with all covenants and obligations hereunder in all material respects, (ii) that the Seller and/or Servicer has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and (iii) regarding the accuracy of the information provided to the Purchaser by the Seller and/or Servicer on or before the closing date of the applicable Whole Loan Transfer or Securitization Transaction, including the information required to be provided under Section 12.02 (which shall include the information required in the Regulation AB Compliance Addendum attached hereto as Exhibit G);

(9) to provide as applicable:

(a) any and all information and appropriate verification of information which may be reasonably available to the Seller, including information regarding the Seller’s foreclosure, delinquency and loss experience and the Seller Underwriting Guidelines, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

(b) a reasonably detailed description of any exceptions or deviations to the Seller Underwriting Guidelines in connection with the Mortgage Loans, and any compensating factors, discretionary bases, judgmental underwriting decisions or other factors related to the origination of the Mortgage Loans, despite not having met the Seller Underwriting Guidelines, substantially in the form of Exhibit M or such other mutually-agreed upon form between Seller and Purchaser; and

(c) such additional opinions of counsel, negative assurances, letters from auditors, and certificates of public officials or officers of the Seller, as the Purchaser, the trustee, any Rating Agency or any credit enhancement provider, as the case may be, reasonably believes is necessary to provide in connection with any Whole-Loan Transfer or Securitization Transaction.

(10) in connection with each Whole Loan Transfer or Securitization Transaction, to agree to permit (at the Purchaser’s expense) (i) any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans or (ii) any independent third-parties selected by the Purchaser to conduct any pre-securitization or post-securitization review as may be reasonably required, in each case subject to confidentiality obligations reasonably satisfactory to the Seller (“Third Parties”), to assess loan information at the Servicer and review the Servicer’s servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such reviews and underwriting to the extent such Third Parties request information and documents (in electronic form or otherwise) that are reasonably available. Subject to any Applicable Laws, the Servicer shall make the servicing files related to the Mortgage Loans held by the Servicer available at the Servicer’s principal operations center for review by any such Third Parties during normal business hours upon reasonable prior written notice to the Servicer (in no event fewer than five (5) Business Days’ prior written notice);

(11) to agree and consent that all information provided by the Seller to any Rating Agency for the purpose of determining and which is used in connection with the initial rating of a rated securitization including the Mortgage Loans, or for undertaking credit rating surveillance on such securitization, may be posted on a website which complies with the requirements of Rule 17g-5 of the Exchange Act on request of the Purchaser, if required pursuant to such rule. Upon request of the Purchaser, the Seller shall provide all such information in electronic form as needed to effect such posting; and

(12) to indemnify the Purchaser, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Seller (including by the Purchaser), or provided under this Agreement by or on behalf of any Subservicer, Subcontractor, Independent Third Party or Third-Party Originator (as such terms are defined in the Regulation AB Compliance Addendum attached hereto as Exhibit G), regarding the Seller, the Mortgage Loans or the Seller Underwriting Guidelines which is provided to any Rating Agency in connection with any initial ratings issued in connection with any Securitization Transaction or the surveillance of such ratings (collectively, the “Rating Agency Disclosure”) or (B) the omission or alleged omission to state in the Rating Agency Disclosure a material fact required to be stated in the Rating Agency Disclosure or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement;

provided, for the purposes of this clause (12), that for claims of an alleged untrue statement of fact or alleged omission that Purchaser shall not enter into any settlement of any such claim without the consent of Seller, which consent shall not be unreasonably withheld and which consent shall be effected in a commercially reasonable timeframe subsequent to Purchaser receiving the required notification from the Seller. Notwithstanding the foregoing, the Seller shall have no indemnification obligations under this clause (12) with respect to any Baseless Claim. A “Baseless Claim” means a claim of an alleged untrue statement of fact or alleged omission if such claim is resolved by dispositive motion in favor of the Seller or any potential indemnified party with respect to such claim, including but not limited to a motion to dismiss or a motion for summary judgment.

Each of the Seller, the Servicer and the Purchaser shall be given the opportunity to review and reasonably negotiate in good faith the content of such other documents not specifically referenced or provided for herein. In addition, in connection with each Whole Loan Transfer and Securitization Transaction, the Seller and Servicer, if either entity is a bank, shall be required to make a representation as of the closing date of the Whole Loan Transfer or Securitization Transaction, as applicable, that the disposition of the Mortgage Loans pursuant thereto shall be treated as a sale on the books and records of the Seller. Finally, in connection with a Securitization Transaction, subject to the Seller and Servicer’s approval, if the Servicer has not been approved as a securitization servicer by a nationally recognized statistical rating organization, the Seller and Servicer shall engage a Subservicer acceptable to the applicable Rating Agency and the Purchaser to perform the servicing functions of the Servicer in connection with the applicable Reconstitution.

The Seller and Servicer shall provide to Purchaser and any other participants in such Reconstitution any and all information and appropriate verification of information which may be reasonably available to the Seller, the Servicer or any of their Affiliates, as the Purchaser or any such other participant shall reasonably request, subject to confidentiality obligations reasonably acceptable to the Seller.

The Seller and Servicer, upon request from Purchaser, shall provide the information to Purchaser listed on the Regulation AB Compliance Addendum attached hereto as Exhibit G. The Purchaser understands and accepts that the Seller and Servicer agree to be bound by, and comply with, Regulation AB in effect as of the date hereof, and, subject to the penultimate sentence of this paragraph, the compliance obligations of the Seller and Servicer in this Article XII are deemed to refer to Regulation AB in effect as of the date hereof. However, the parties agree to cooperate and negotiate in good faith to effect any amendment to this Agreement, including to Exhibit G, necessary to comply with any amendments to Regulation AB and any other rules and regulations applicable to transfers of the Mortgage Loans in whole loan or securitization form that become effective subsequent to the date hereof. Notwithstanding anything to the contrary herein, with respect to each Mortgage Loan Package, upon and after the inclusion of any related Mortgage Loans in a Securitization Transaction, Seller and Servicer agree to be bound by, and to comply with, the information required pursuant to Exhibit G as amended to comply with Regulation AB or other rules and regulations applicable to the Securitization Transaction, in each case as such may be amended from time to time, with respect to such Mortgage Loan Package; provided, that notice of any changes to Exhibit G required by applicable law or regulations have been provided to Seller and Servicer in a reasonable timeframe to permit material compliance therewith. The provisions set forth in this paragraph shall survive the related Closing Date and shall not merge with the Closing Documents, but instead shall be independently enforceable by the Purchaser.

In the event the Purchaser has elected to have the Seller or the Servicer hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller or the Servicer, as applicable, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Servicer to execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Servicer to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and such Mortgage Loans shall continue to be serviced in accordance with the terms of this Agreement, which shall remain in full force and effect.

Section 12.02     Regulatory Compliance.

The Seller acknowledges and agrees that the Purchaser intends to sell or securitize the Mortgage Loans purchased from the Seller. In connection therewith, the Seller agrees that the Purchaser shall assign its rights, title and interest in such Mortgage Loans and this Agreement to any successor owner, depositor or trustee in a Securitization Transaction, including without limitation, the representations and warranties made by the Seller with respect to itself and each Mortgage Loan and the right to enforce its remedies, which may be set forth herein and/or incorporated herein by reference.

In addition, the parties hereby agree to comply with the applicable laws, rules and regulations of regulatory authorities such as the Federal Deposit Insurance Corporation and the Securities and Exchange Commission (the “Commission”), and other Applicable Law related to public and private sales of mortgage loans in whole loan form, securitized form or otherwise (including, without limitation, Regulation AB and related interpretations, rules and regulations of the Commission and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010).

In connection with any sale of the Mortgage Loans, either in whole loan form or by means of a Securitization Transaction (in the latter case, either publicly or privately), upon the Purchaser’s request, the Seller and Servicer shall provide, in a reasonable timeframe specified by the Purchaser, any and all information, data, reports or disclosure reasonably necessary (and reasonably available to the Seller) intended to ensure that such sales will comply in all respects with all laws, regulations and guidance of any agency or government instrumentality having jurisdiction over the transaction.

To the extent that any new laws, rules or regulations affect other provisions of this Agreement that affect public and private sales of the Mortgage Loans and/or Securitization Transactions, the Seller and Servicer hereto each agrees that it shall cooperate with and negotiate in good faith, any necessary amendments of such provisions so as to comply with such applicable laws, rules and regulations.

ARTICLE XIII

THE SELLER

Section 13.01     Additional Indemnification by the Seller; Third Party Claims.

(a)        The Seller shall indemnify the Purchaser and its present and former directors, officers, employees and agents and any Successor Servicer and its present and former directors, officers, employees and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Seller’s indemnification obligation under this Section 13.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way in connection with or relating to (i) a breach by Seller or Servicer, as the case may be, of any of the representations and warranties contained in Section 8.01 or 8.02 of this Agreement or (ii) a breach by Seller or Servicer, as the case may be, of any of its covenants and other obligations contained herein including, in the case of the Servicer, any failure to service the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement and in accordance with the standard of care therein.

(b)        The Purchaser shall indemnify the Seller and its present and former directors, officers, employees and agents, and hold such parties harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses (including legal fees and expenses incurred in connection with the enforcement of the Purchaser’s indemnification obligation under this Section 13.01) and related costs, judgments, and any other costs, fees and expenses that such parties may sustain in any way in connection with or relating to a breach by Purchaser of Section 18.17 of this Agreement.

(c)        Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Agreement, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable)), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt of notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)        The Seller or Servicer, as the case may be, shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Purchaser in respect of such claim. Nothing contained herein shall prohibit the Purchaser, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither the Seller nor the Servicer shall be obligated to pay or comply with any settlement to which it has not consented. The Servicer shall provide the Purchaser with a written report of all expenses and advances incurred by it pursuant to this Section 13.01, and the Servicer shall be reimbursed from amounts on deposit in the Custodial Account for all amounts advanced by it pursuant to the second preceding sentence; provided, however, in no event shall the Servicer be reimbursed for any such amounts when the claim in any way relates to the Seller’s or the Servicer’s indemnification obligations pursuant to this Section 13.01.

(e)        For purposes of this Section 13.01, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean any Person designated as the Successor Servicer pursuant to this Agreement and any and all Persons who previously were “Successor Servicers” pursuant to this Agreement.

ARTICLE XIV

PAYMENTS TO PURCHASER

Section 14.01     Distributions.

On each Remittance Date, the Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of all amounts withdrawable therefrom pursuant to Section 7.10), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 14.03, minus (c) any amounts attributable to Principal Prepayments received after the last day of the calendar month preceding the month of the Remittance Date, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Section 7.09(i), minus (d) any amounts attributable to reimbursement for unreimbursed Advances and unpaid Servicing Fees pursuant to Section 7.10(d), and minus (e) any amounts attributable to reimbursement for subsequent trailing bills related to a previously disposed of REO Property in which distribution of net cash proceeds has occurred pursuant to Section 7.10(e).

With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at a rate equal to One-month LIBOR (as published in the Wall Street Journal) plus 400 basis points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

To the extent that the amount of a remittance or distribution to the Purchaser made hereunder is greater than the amount thereof properly to be remitted pursuant to the terms of this Agreement, the Servicer will give prompt written notice thereof to the Purchaser after the Servicer’s discovery thereof, including the amount of such remittance or distribution that was paid in error. If, by the Remittance Date immediately following such notice, the Purchaser has not reimbursed the Custodial Account or the Servicer, as applicable, for the amount of such erroneous remittance or distribution (without any liability on the part of the Purchaser for interest thereon), the Servicer shall be entitled to withhold such amount from the remittance to be made on such Remittance Date.

Section 14.02     Statements to Purchaser.

On or before the fifth (5th) Business Day of each month, the Servicer shall provide or cause to be provided to the Purchaser an electronically transmitted file or an email directing the Purchaser to a secured website containing the data set forth in Exhibit F. The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the last day of the related Due Period and not previously reported. Such liquidation report shall be incorporated into the monthly distribution date statement containing the data set forth in Exhibit F.

In addition, upon reasonable request by the Purchaser and/or its designee, the Servicer shall provide or cause to be provided to the Purchaser and/or its designee, as applicable, loan-by-loan default information including, without limitation, notes made and retained by the Servicer in connection with servicing the defaulted loan, the reasons for the default, updated values of the Mortgaged Property, updated Credit Scores on the Mortgagor and information regarding Servicing Advances made. With respect to any REO Property, the Servicer shall also provide the Purchaser with a report containing the data elements set forth in Exhibit L.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Notwithstanding anything set forth in this Agreement to the contrary, any reasonable request by the Purchaser relating to providing supporting documentation/invoices for Servicing Advances, Monthly Advances and/or any other cost or expense incurred by the Servicer hereunder shall be provided to the Purchaser at the Servicer’s cost and expense.

Section 14.03     Advances by Servicer.

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 7.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the last day of the related Due Period.

The obligation of the Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if the Servicer determines that such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Servicer that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officer’s Certificate delivered to the Purchaser.

On the Business Day prior to the Remittance Date, the Servicer shall deposit into the Custodial Account payments on account of Prepayment Interest Shortfall Amount in an aggregate amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfall Amount for the related Remittance Date resulting solely from Principal Prepayments during the related Due Period, and (ii) the total amount of the servicing compensation that would be payable to the Servicer for such Due Period if no Principal Prepayment was made during the Due Period related to such Remittance Date.

ARTICLE XV

GENERAL SERVICING PROCEDURE

Section 15.01     Assumption Agreements.

The Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note to the extent permitted by law; provided that the Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. In connection with any such assumption, the outstanding principal amount, the Monthly Payment and the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased.

If the Servicer receives a request for any Mortgage Loan to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the Seller Underwriting Guidelines for approving the credit of the proposed transferee. If an assumption is allowed pursuant to this Section 15.01, the Servicer with the prior consent of the private mortgage guaranty insurer, if any, is authorized to enter into a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into any such assumption agreement will be retained by the Servicer as additional servicing compensation. Notwithstanding any provision herein to the contrary, the Servicer shall not enter into a substitution of liability agreement or an assumption agreement without first obtaining the prior written consent of the Purchaser.

If the credit of the proposed purchaser does not meet the Seller Underwriting Guidelines, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 15.02     Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer or Subservicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or Purchaser’s custodian, prepare and process any required satisfaction or release of the Mortgage.

In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any right the Purchaser may have under the mortgage instruments, in each case without the prior written consent of the Purchaser, the Servicer, upon written demand of the Purchaser, shall remit to the Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond and errors and omissions insurance as provided for in Section 7.16 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser’s document custodian shall, upon request of the Servicer and delivery to the Purchaser’s document custodian of a servicing receipt signed by a Servicing Officer, release the Purchaser’s Mortgage File held by the Purchaser to the Servicer; provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Purchaser, and the Servicer shall return such documentation to the Purchaser’s document custodian upon request of the Purchaser or the Purchaser’s document custodian or when the Servicers need therefor no longer exists. Such servicing receipt shall obligate the Servicer to return the related mortgage documents to the Purchaser’s document custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Purchaser’s Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser’s document custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Purchaser’s Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Custodial Account, the servicing receipt shall be released by the Purchaser’s document custodian to the Servicer.

Section 15.03     Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments on the Mortgage Loans, subject to Section 7.10, the Servicing Fee. Additional servicing compensation such as assumption fees, fax fees, late payment charges or similar fees shall be retained by Servicer or any related Subservicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 15.04     Purchaser’s Right to Examine Servicer Records.

The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon ten (10) Business Days advance notice any and all of (i) the Credit Files and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) the books, records or other information of the Servicer whether held by the Servicer or by another on behalf of the Servicer, which relate to the Mortgage Loans and are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement. The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored.

Section 15.05     Seller and Servicer Shall Provide Access/Information as Reasonably Required.

The Seller and Servicer shall provide to the Purchaser access to any documentation regarding the Mortgage Loans which may be required by Applicable Law. Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of the Seller or Servicer, as applicable.

In addition, the Seller shall provide to any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to the Office of the Comptroller of the Currency, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller and Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller or Servicer, as applicable, and in accordance with the federal government, the FDIC or any other similar regulators.

The Seller and Servicer shall also furnish upon request by the Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and Applicable Law. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions the Purchaser may require. The Seller and Servicer each agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 15.06     Inspections.

The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than forty-five (45) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Servicer shall keep a written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

Section 15.07     Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $10,000, at a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)       the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)       the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)       the Servicer shall verify that the Mortgage Loan is not in default; and

(d)       pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 15.08     Fair Credit Reporting Act.

The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 15.09     Statement as to Compliance.

With respect to the Mortgage Loans not subject to a Securitization Transaction, the Servicer shall deliver to the Purchaser, upon written request, on or before March 31st of each year, beginning in the year following the Closing Date, an Officer’s Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default. Copies of such statement may be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Section 15.10     Independent Public Accountants’ Servicing Report.

The Servicer shall, at its own expense, on or before March 31st of each year, beginning in the year following the Closing Date, cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Servicer’s mortgage loans and this Agreement, and that such firm is of the opinion that the provisions of this Agreement have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement may be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Notwithstanding the foregoing, the Servicer’s obligation to deliver a USAP Report under this Subsection, as to the Servicer or any Subservicer, as to any calendar year, shall be satisfied if an assessment of compliance and attestation report is delivered in compliance with Section 1.05 of Exhibit G for such calendar year with respect to that entity.

Section 15.11     Financial Statements.

The Servicer understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser may make available to prospective purchasers the Servicer’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by the Servicer (and are available upon request to members or stockholders of the Servicer or the public at large). The Servicer, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Servicer also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchaser of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer’s ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective owners that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

Section 15.12     Quality Control Program.

The Seller and Servicer shall have an internal quality control program that is designed to verify, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall evaluate and monitor the overall quality of the Seller’s loan production and the servicing activities of the Servicer in accordance with industry standards. The Seller and Servicer, as applicable, shall make available upon request of the Purchaser information regarding its quality control program.

Section 15.13     Disaster Recovery/Business Continuity Plan.

The Servicer shall establish contingency plans, recovery plans and proper risk controls to ensure Servicer’s continued performance under this Agreement. The plans must be in place within thirty (30) calendar days after the date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be immediately implemented, if necessary. The Seller or Servicer agrees to make copies or summaries of the plans available to the Purchaser or its regulators upon request.

ARTICLE XVI

DEFAULT

Section 16.01     Events of Default.

In case one or more of the following Events of Default by the Seller or the Servicer, as the case may be, shall occur and be continuing, that is to say:

(a)	any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date written notice of such failure requiring the same to be remedied shall have been given to the Seller or Servicer, by the Purchaser; or

(b)	failure by the Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or

(c)	a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

(d)	the Seller or Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or Servicer or relating to all or substantially all of the Seller’s or Servicer’s property; or

(e)	the Seller or Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)	the Seller or Servicer attempts to assign this Agreement except in compliance with the terms of this Agreement; or

(g)	failure by the Servicer to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located which materially and adversely affects the servicing of the Mortgage Loans or the enforceability or lien priority of the related Mortgage Loan, which failure continues unremedied for a period of thirty (30) days after the date on which the Servicer shall have written notice from the applicable regulator or authority that it is no longer in compliance with the “doing business” or licensing laws of the applicable jurisdiction; or

(h)	failure by the Servicer to meet the servicer eligibility qualifications of Fannie Mae or of Freddie Mac, which failure continues unremedied for a period of thirty (30) days after the date on which the Servicer shall have written notice from Fannie Mae or Freddie Mac, as applicable, that it no longer meets the respective eligibility qualifications; or

(i)	the Seller shall fail to repurchase a Mortgage Loan within ninety (90) days of Purchaser’s request not disputed in good faith by the Seller or shall fail to repurchase a Mortgage Loan within thirty (30) days of the final decision of an Arbitrator that the Seller is obligated to repurchase such Mortgage Loan;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer, may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On and after the receipt by the Servicer of such written notice all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 18.01. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 16.02     Waiver of Defaults.

The Purchaser may waive only by written notice any default by the Seller or Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived in writing.

ARTICLE XVII

TERMINATION

Section 17.01     Termination.

This Agreement shall terminate upon either: (a) the later of the distribution to the Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or Monthly Advances of same by Servicer), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (b) mutual consent of the Seller, Servicer and Purchaser in writing.

Section 17.02     Termination Payments.

The Servicer shall not be entitled to any compensation related to any termination of its rights and obligations under this Agreement in connection with an Event of Default other than amounts rightfully owing Servicer at the time of termination under this Agreement including, but not limited to, Advances and Servicing Fees. The Purchaser may terminate the Servicer’s rights and obligations under this Agreement without cause and transfer servicing to a successor servicer upon the payment of a fee to the Servicer equal to the product of (a) 125% and (b) the fair market value of the related servicing rights, as determined by an independent third-party vendor that is mutually agreed-upon by the Seller and the Purchaser; provided that in the event that the Servicer (a) is not approved as a securitization servicer by December 15, 2012, by Moody’s or Fitch, or (b) fails to engage a Subservicer reasonably satisfactory to the Purchaser and both of such Rating Agencies, or to a third party purchaser, as applicable, within forty-five (45) days thereafter, Purchaser may terminate the Servicer’s rights and obligations under this Agreement without cause and transfer servicing to a successor servicer upon the payment of a fee to the Servicer equal to the fair market value of the related servicing rights, as determined by an independent third-party vendor that is mutually agreed-upon by the Seller and the Purchaser. If the Servicer’s rights and obligations under this Agreement are terminated for any reason, the Purchaser shall immediately reimburse the Servicer for all outstanding Monthly Advances made pursuant to Section 14.03 and Servicing Advances associated with the Mortgage Loans. Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, and including the delivery to or at the direction of the Purchaser, all contents of the Mortgage Files in the possession of the Servicer, at the Purchaser’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

Section 18.01     Successor to Servicer.

Prior to termination of the Servicer’s responsibilities and duties under this Agreement, the Purchaser shall (a) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement and the Subservicing Agreements, or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement and the Subservicing Agreements prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer shall not become effective until a successor shall be appointed pursuant to this Section 18.01 and shall in no event relieve the Seller or the Servicer of the representations and warranties made pursuant to Sections 8.01 and 8.02 and the remedies available to Purchaser under Article VIII and Section 13.01.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement shall not affect any claims that Purchaser may have against the Servicer based upon facts and circumstances arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail Purchaser of such appointment.

Section 18.02     Mandatory Delivery.

The sale and delivery on the related Closing Date of the Mortgage Loans described on the related Mortgage Loan Schedule is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date.

Section 18.03      Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)        if to the Seller:

   EverBank

   501 Riverside Avenue

   Jacksonville, Florida 32202

   Attention: Marc Norton

   Telephone: 904-623-8174

   Email: Marc.Norton@EverBank.com

(ii)       if to the Purchaser:

   Barclays Bank PLC

   745 Seventh Avenue

   New York, New York 10019

   Attention: Ellen Kiernan

   Telephone: (212) 412-7990

   Email: ellen.kiernan@barclayscapital.com

With a copy to:

   Barclays Bank PLC

   745 Seventh Avenue

   New York, New York 10019

   Attention: Ian Sterling, Legal

   Telephone: (212) 412-2783

   Email: ian.sterling@barcap.com

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 18.04     Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 18.05     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 18.06     [Reserved].

Section 18.07     Intention of the Parties.

(a)        It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans.

(b)        To the extent that any transfer of any Mortgage Loan hereunder from the Seller is characterized as a loan by the Purchaser to the Seller secured by such Mortgage Loan, each of the Purchaser and the Seller represents and warrants as to itself that each receipt by the Purchaser of collections in respect of such Mortgage Loan, to the extent deemed to constitute a remittance of such collections by the Seller to the Purchaser, will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.

Section 18.08     Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. Except in the case of any merger or consolidation where the Seller is not the surviving entity or sale of substantially all of the assets of the Seller, this Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. Subject to Section 12.01, there shall be no limitation on the number of assignments or transfers allowable by the Purchaser with respect to the Mortgage Loans and this Agreement. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto; provided, , that the Purchaser shall retain liability with respect to any breach by the Purchaser of its representations, warranties and covenants under this Agreement prior to the date of such assignment.

Section 18.09     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 18.10     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 18.11     General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)       accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)        references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)        reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)        the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)         the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 18.12     Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 18.13     Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 18.14     Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 18.15     Appointment of Master Servicer.

The Seller and Servicer understand that the Purchaser may resell the Mortgage Loans as whole loans or as part of a Securitization Transaction in which a third party may act as Master Servicer. In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Servicer. From the date of such notice until such time as the Servicer receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Servicer shall deliver all notices, reports and remittances that the Servicer and the Seller is obligated to deliver to the Purchaser under this Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer, acting on behalf of the Purchaser, shall have the benefit of the covenants and agreements of the Servicer and the Seller under this Agreement and the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the Purchaser to enforce the obligations of the Seller and the Servicer arising under this Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence of an Event of Default as provided in Section 16.01.

Section 18.16     No Personal Solicitation.

From and after the related Closing Date, each of the Seller and Servicer hereby agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on its behalf, to personally, by telephone or mail, solicit the Mortgagor or obligor under any related Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all such rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller and Servicer shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that (a) promotions undertaken by or on behalf of the Seller or Servicer or any of their affiliates which are directed to the general public at large, including, without limitation, mass mailing based on customer lists or commercially acquired mailing lists, newspaper, radio and television advertisements and (b) any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan, shall not constitute solicitation under this Section 18.16.

Section 18.17     Confidentiality.

The Seller shall keep confidential and shall not divulge to any party, without the Purchaser’s prior written consent, the Purchase Price paid by the Purchaser for the Mortgage Loans, except to the extent that it is appropriate for the Seller to do so in working with its legal counsel, auditors, taxing authorities or other governmental agencies.

Each party understands that certain information that has been furnished and shall be furnished in connection with the transactions contemplated under this Agreement is confidential and proprietary, and each party agrees that, with respect to such information that is marked or identified as confidential or proprietary, or required by Applicable Law to be kept confidential, such party shall maintain the confidentiality of such information and shall not, without the written consent of the party furnishing such information, disclose it to third parties or use it except in connection with the transactions contemplated by this Agreement or as permitted by Applicable Law. The parties agree that the following items shall not be deemed confidential for purposes of this Section 18.17, unless otherwise required by Applicable Law: (i) this Agreement (except as provided in the immediately preceding paragraph), (ii) information generally known in the industry concerning a party as a result of no act or omission of the receiving party, (iii) information disclosed on a non-confidential basis to the receiving party by a third party having the right to disseminate the information without restriction on disclosure, (iv) information that is required or customary to be disclosed in connection with a Securitization Transaction, including but not limited to, disclosure intended to comply with Regulation AB and other rules and regulations applicable to Securitization Transactions and (v) information that is required to be disclosed by law, or regulatory or judicial process.

The Purchaser and the Seller agree they (i) shall comply with Applicable Law and regulations regarding the privacy or security of Consumer Information, (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Information in any manner inconsistent with Applicable Law or regulations regarding the privacy or security of Consumer Information, (iii) except as it is appropriate to do so in working with investors, prospective purchasers and partners bound by confidentiality obligations at least as consistent with those set forth herein, shall not disclose Consumer Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by Applicable Law (or by regulatory authorities having jurisdiction in the premises) or, in the case of the Seller, at the specific written direction of the Purchaser, (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing Standards for Safeguarding Consumer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder and (v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this Section 18.17. The restrictions set forth herein shall survive the termination of this Agreement. Notwithstanding other provisions herein, the Seller, the Servicer and the Purchaser (and each employee, representative or other agent of any of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of transactions covered by this agreement and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such tax treatment and tax structure, or make such other disclosures to the extent it is appropriate to do so in working with their respective legal counsel, auditors, regulators and/or other governmental agencies.

Section 18.18     [Reserved].

Section 18.19     Waiver of Trial by Jury.

THE SELLER, THE SERVICER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.20     Governing Law Jurisdiction; Consent to Service of Process.

THIS AGREEMENT SHALL BE DEEMED IN EFFECT WHEN A FULLY EXECUTED COUNTERPART THEREOF IS RECEIVED BY THE PURCHASER IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW RULES AND PRINCIPLES. EACH OF THE PURCHASER AND THE SELLER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

[Signature Page Follows]

IN WITNESS WHEREOF, the Seller, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BARCLAYS BANK PLC
(Purchaser)

By:	/s/ Ellen V. Kiernan
Name:	Ellen V. Kiernan
Title:	Director

EVERBANK
(Seller)

By:	/s/ Marc J. Norton
Name:	Marc J. Norton
Title:	Sr. VP

EVERBANK
(Servicer)

By:	/s/ Marc J. Norton
Name:	Marc J. Norton
Title:	Sr. VP

EXHIBIT A-1

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Article V of the Mortgage Loan Purchase Agreement to which this Exhibit is attached (the “Agreement”):

(a)        the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)        the original of any guarantee executed in connection with the Mortgage Note;

(c)        with respect to Mortgage Loans that are not Co-op Loans, the original Mortgage with evidence of recording thereon. With respect to any Co-op Loan, an original or copy of the Security Agreement. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)        the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

A-1-1

(e)        with respect to Mortgage Loans that are not Co-op Loans, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except with respect to MERS Designated Loans). The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)        with respect to Mortgage Loans that are not Co-op Loans, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller to the Last Endorsee (or, in the case of a MERS Designated Loan, MERS) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)        with respect to Mortgage Loans that are not Co-op Loans, the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

(h)        the original or, if unavailable, a copy of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(i)         with respect to any Co-op Loan: (i) a copy of the Co-op Lease and the assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an assignment thereof by Seller; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the mortgagee with respect to the Co-op Loan by the residential housing corporation, the stock of which was pledged by the related Mortgagor to the Seller as originator of such Co-op Loan; and (iv) copies of the financing statement filed by the Seller as secured party and, if applicable, a filed UCC 3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC 3 assignment of such security interest by the Seller in a form sufficient for filing; and

A-1-2

(j)         if any of the above documents has been executed by a person holding a power of attorney, an original or photocopy of such power certified by the Seller to be a true and correct copy of the original.

(k)        In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian; provided, however, that any recorded document shall in no event be delivered later than one year following the related Closing Date. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

A-1-3

EXHIBIT A-2

CONTENTS OF CREDIT FILE

The original hazard insurance policy and, if required by law, flood insurance policy.

1.	Fully executed residential loan application.

2.	Fully executed Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

3.	Verification of employment and income (if required pursuant to the Seller Underwriting Guidelines).

4.	Verification of acceptable evidence of source and amount of down payment (if required pursuant to the Seller Underwriting Guidelines).

5.	Credit report on the Mortgagor.

6.	Residential appraisal report.

7.	Photograph of the Mortgaged Property.

8.	Survey of the Mortgaged Property, if required by the title company or applicable law.

9.	Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

10.	All fully executed required disclosure statements required by state and federal law.

11.	If applicable, termite report, structural engineer’s report, water portability and septic certification.

12.	Sales contract, if applicable.

13.	Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

14.	Amortization schedule, if available.

A-2-1

15.	Payment history for any Mortgage Loan that has been closed for more than 90 days.

16.	Fully executed power of attorney, if applicable.

A-2-2

EXHIBIT B

MORTGAGE LOAN SCHEDULE DATA FIELDS

The following data fields will be included for each Mortgage Loan:

Primary Servicer

Servicing Fee %

Servicing Fee—Flatdollar

Servicing Advance Methodology

Originator

Loan Group

Loan Number

Amortization Type

Lien Position

HELOC Indicator

Loan Purpose

Covered/High Cost Loan Indicator

Relocation Loan Indicator

Broker Indicator

Channel

Escrow Indicator

Senior Loan Amount(s)

Loan Type of Most Senior Lien

Hybrid Period of Most Senior Lien (in months)

Neg Am Limit of Most Senior Lien

Junior Mortgage Balance

Origination Date of Most Senior Lien

Origination Date

Original Loan Amount

Original Interest Rate

Original Amortization Term

Original Term to Maturity

First Payment Date of Loan

Interest Type Indicator

Original Interest Only Term

Buy Down Period

HELOC Draw Period

Current Loan Amount

Current Interest Rate

Current Payment Amount Due

Interest Paid Through Date

Current Payment Status

Index Type

ARM Look-back Days

B-1

Gross Margin

ARM Round Flag

ARM Round Factor

Initial Fixed Rate Period

Initial Interest Rate Cap (Change Up)

Initial Interest Rate Cap (Change Down)

Subsequent Interest Rate Reset Period

Subsequent Interest Rate Cap (Change Down)

Subsequent Interest Rate Cap (Change Up)

Lifetime Maximum Rate (Ceiling)

Lifetime Minimum Rate (Floor)

Negative Amortization Limit

Initial Negative Amortization Recast Period

Subsequent Negative Amortization Recast Period

Initial Fixed Payment Period

Subsequent Payment Reset Period

Initial Periodic Payment Cap

Subsequent Periodic Payment Cap

Initial Minimum Payment Reset Period

Subsequent Minimum Payment Reset Period

Option ARM Indicator

Options at Recast

Initial Minimum Payment

Current Minimum Payment

Prepayment Penalty Calculation

Prepayment Penalty Type

Prepayment Penalty Total Term

Prepayment Penalty Hard Term

Primary Borrower ID

Total Number of Borrowers

Self-employment Flag

FICO Model Used

Most Recent FICO Date

Primary Wage Earner Original FICO: Equifax

Primary Wage Earner Original FICO: Experian

Primary Wage Earner Original FICO: TransUnion

Secondary Wage Earner Original FICO: Equifax

Secondary Wage Earner Original FICO: Experian

Secondary Wage Earner Original FICO: TransUnion

Original Primary Borrower FICO

Most Recent Primary Borrower FICO

Most Recent Co-Borrower FICO

Most Recent FICO Method

VantageScore: Primary Borrower

VantageScore: Co-Borrower

Most Recent VantageScore Method

B-2

VantageScore Date

Most Recent 12-month Pay History

Months Bankruptcy

Months Foreclosure

Primary Borrower Wage Income

Co-Borrower Wage Income

Primary Borrower Other Income

Co-Borrower Other Income

All Borrower Wage Income

All Borrower Total Income

4506-T Indicator

Borrower Income Verification Level

Co-Borrower Income Verification

Borrower Employment Verification

Co-Borrower Employment Verification

Borrower Asset Verification

Co-Borrower Asset Verification

Monthly Debt All Borrowers

Originator DTI

Fully Indexed Rate

Qualification Method

City

State

Postal Code

Property Type

Occupancy

Sales Price

Original Appraised Property Value

Original Property Valuation Type

Original Property Valuation Date

Original Automated Valuation Model (AVM) Model Name

Original AVM Confidence Score

Most Recent Property Value2

Most Recent Property Valuation Type

Most Recent Property Valuation Date

Most Recent AVM Model Name

Most Recent AVM Confidence Score

Original CLTV

Original LTV

Original Pledged Assets

Mortgage Insurance Company Name

Mortgage Insurance Percent

MI: Lender or Borrower Paid?

Pool Insurance Co. Name

Pool Insurance Stop Loss %

MI Certificate Number

B-3

Updated DTI (Front-end)

Updated DTI (Back-end)

Modification Effective Payment Date

Total Capitalized Amount

Total Deferred Amount

Pre-Modification Interest (Note) Rate

Pre-Modification P&I Payment

Pre-Modification Initial Interest Rate Change Downward Cap

Pre-Modification Subsequent Interest Rate Cap

Pre-Modification Next Interest Rate Change Date

Pre-Modification I/O Term

Forgiven Principal Amount

Forgiven Interest Amount

Number of Modifications

Junior Mortgage Drawn Amount

Maturity Date

Originator Doc Code

Real Estate Interest

Community Ownership Structure

Year of Manufacture

HUD Code Compliance Indicator (Y/N)

Gross Manufacturer’s Invoice Price

LTI (Loan-to-Invoice) Gross

Net Manufacturer’s Invoice Price

LTI (Net)

Manufacturer Name

Model Name

Down Payment Source

Community/Related Party Lender (Y/N)

Defined Underwriting Criteria (Y/N)

Chattel Indicator

In addition to the foreoing, the following data fields will be included for each Mortgage Loan at the time of sale into a Securitization Transaction:

Cash Out Amount

Total Origination and Discount Points

Number of Mortgaged Properties

Current ‘Other’ Monthly Payment

Length of Employment: Borrower

Length of Employment: Co-Borrower

Years in Home

Credit Report: Longest Trade Line

Credit Report: Maximum Trade Line

Credit Report: Number of Trade Lines

Credit Line Usage Ratio

B-4

Liquid / Cash Reserves

Percentage of Down Payment from Borrower Own Funds

Cash To/From Brrw at Closing

Brrw - Yrs at in Industry

CoBrrw - Yrs at in Industry

Primary Borrower Wage Income (Salary)

Primary Borrower Wage Income (Bonus)

Primary Borrower Wage Income (Commission)

Co-Borrower Wage Income (Salary)

Co-Borrower Wage Income (Bonus)

Co-Borrower Wage Income (Commission)

B-5

EXHIBIT C

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title, interest, lien or claim of any kind it may have in all mortgage loans described on the attached Schedule A (the “Mortgage Loans”), to be purchased by Barclays Bank PLC from the Seller named on the next page (the “Seller”) pursuant to that certain Mortgage Loan Purchase Agreement, dated as of _________ __, 20__, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller or its designees, as of the date and time of the sale of such Mortgage Loans to Barclays Bank PLC. Such release shall be effective automatically without any further action by any party upon payment in one or more installments, in immediately available funds, of $_____________, in accordance with the wire instructions set forth below.

Name, Address and Wire Instructions of Financial Institution

(Name)

(Address)

By:

II. Certification of Release

The Seller named below hereby certifies to Barclays Bank, PLC that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Barclays Bank PLC the security interests in the Mortgage Loans released by the below-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

By:
Title:
Date:

C-1

EXHIBIT D

FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this ___ day of ____________, 20__, _______________ (“Seller”), as the Seller under (i) that certain Purchase Price and Terms Agreement, dated as of _________, 20__ (the “PPTA”), and (ii) that certain Mortgage Loan Purchase Agreement, dated as of _________, 20__ (the “Purchase Agreement”), does hereby sell, transfer, assign, set over and convey to Barclays Bank PLC (“Purchaser”) as the Purchaser under the Agreements (as defined below) without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loans”), together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Article V of the Purchase Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Purchase Agreement. The contents of each Servicing File required to be retained by ______________________ (“Servicer”), as servicer to service the Mortgage Loans and thus not delivered to the Purchaser are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner thereof. The Servicer’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Purchase Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or the Servicer shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The PPTA and the Purchase Agreement shall collectively be referred to as the “Agreements” herein.

In accordance with Article VI of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

D-1

[SELLER]

By:
Name:
Title:

Accepted and Agreed:

BARCLAYS BANK PLC

By:
Name:
Title:

D-2

EXhibit A

TO ASSIGNMENT AND CONVEYANCE AGREEMENT

MORTGAGE LOAN SCHEDULE*

*To be attached as diskette in “read only” format

D-3

EXHIBIT E

FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

Under federal law, borrowers are required to be notified in writing whenever ownership of a mortgage loan secured by their principal dwelling is sold, transferred or assigned (collectively, “sold”) to a new creditor. This Notice is to inform you that your prior creditor has sold your loan (described below) to us, the new creditor identified below.

**Please note that while we now own your loan, we are not the servicer of your loan. The servicer (identified below) acts on our behalf to handle the ongoing administration of your loan, including the collection of mortgage payments. Please continue to send your mortgage payments as directed by the servicer, and NOT to us. Also, should you have any questions regarding your loan, please contact the servicer using the contact information set forth below. The servicer is authorized to handle routine inquiries and requests regarding your loan and, if necessary, to consult with us regarding your request and communicate to you our decision with respect to such request. **

Please note that the sale of your loan to us may also result in a change of servicer. If this occurs, you will receive a separate notice, required under federal law, providing information regarding the new servicer.

LOAN INFORMATION Date of Loan: Original Amount of Loan: Date Your Loan was Sold to the New Creditor: Address of Mortgaged Property:
SERVICER INFORMATION Name: Mailing Address: Telephone Number (Toll free):
NEW CREDITOR INFORMATION Name: Mailing Address: (not for payments): Telephone Number (Toll free):

E-1

AGENT INFORMATION (If we have granted an agent other than the servicer authority to act on our behalf, contact information for such agent will appear below):

Name:

Mailing Address:

Telephone Number (Toll free):

The transfer of the lien associated with your loan is currently recorded, or in the future may be recorded, in the public records of the local County Recorder’s office for the county where your property is located. If checked ☐, ownership of your loan is also recorded on the registry of the Mortgage Electronic Registrations System at 1818 Library Street, Suite 300, Reston, VA 20190.

[Confirm if applicable] Your loan has been securitized and we own legal title to your loan acting as trustee of the related securitization trust (the “Trust”) for the benefit of the holders (the “Holders”) of the mortgage-backed securities issued by the Trust. Our rights and obligations, as trustee, are defined in one or more contracts among us, the Holders and certain other parties. As a result, our authority to respond favorably to your requests or inquiries may be limited by the terms of such contracts.

E-2

EXHIBIT F

MONTHLY REPORT

Servicer shall provide or cause to be provided the following information to Purchaser:

Investor Code
Seller Loan Number
Investor Loan Number
Last Paid Installment
Scheduled Payment
Scheduled Interest Rate
Servicing Fee
Beginning Scheduled Balance
Unpaid Principal Balance
Ending Scheduled Balance
Scheduled Principal
Unscheduled Principal
Interest on Curtailment
Total Principal
Scheduled Interest
Total Remittance
Payoff Date
Payoff Amount
Soldier and Sailor (S&S) Flag
S&S subsidy amount
S&S order end date
Prepayment Penalty Amount
Prepayment Amount Waived
Action Code

Loan Number
Investor Loan Number
Investor Id
Category Code
Deal Name
Reason for Default
Breach Letter Date
Mortgagor First Name
Mortgagor Last Name
Property Street Address
City Name
Property Alpha State Code
Property ZIP Code
Next Payment Due Date

F-1

MI Company
MI Coverage %
Bankruptcy Status Code
Bankruptcy Filing Date
Bankruptcy Chapter Type
Bankruptcy Case Number
Bankruptcy Post Petition Due Date
Bankruptcy Discharge Date
Bankruptcy Dismissal Date
Loss Mitigation Status Code	To include short sale and loan modification
Loss Mit Approval Date
Loss Mit Type
Modified Rate
Modified First payment date
Balloon	(Y) (N)
Balloon Amount
Amortization Term
Capitalized Amount
Principal Forbearance
Principal Write down Amount
Short Sale	(Y) (N)
Short Sale Sales Price
Short Sale Completed Date
Foreclosure Status Code
Foreclosure Attorney Referral Date
First Legal Date
Foreclosure Property Value
Foreclosure Property Value Type
Foreclosure Property Value Date
Scheduled Foreclosure Date
Foreclosure Sale Date
Foreclosure Sale Amount
REO Status Code
Expenses to Date
REO Eviction Start Date
REO Eviction Completed Date
REO Original Listing Price Amount
REO Current Listing Price Amount
REO Listing Start Date
REO Accepted Offer Amount
REO Accepted Offer Date
REO Completed Date
Occupancy Current Status Code
Property Condition
Property Inspection Date
Appraisal Date

F-2

Current Property Value
Repaired Property Value
Original Mortgage Amount

F-3

EXHIBIT G

COMPLIANCE REQUIREMENTS

DEFINED TERMS

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in this Exhibit.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction. Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

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Servicer: As defined in this Exhibit.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

Section 1.01. Intent of the Parties; Reasonableness.

The Purchaser, the Seller and the Servicer acknowledge and agree that the purpose of this Exhibit to this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller and the Servicer acknowledge that (i) investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings and (ii) it is currently contemplated that comparable disclosure in unregistered offerings may soon be required under proposed regulations. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

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Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller and Servicer acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agrees to comply with reasonable requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information within a reasonable timeframe under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller and Servicer shall reasonably cooperate with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information to the extent reasonably available to the Seller and reasonably necessary in the good faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, the Servicer any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller and Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 1.02. Additional Representations and Warranties of the Seller and Servicer.

(a)	The Seller and Servicer shall be deemed to represent to the Purchaser, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 1.03 that, except as disclosed in writing to the Purchaser, such Master Servicer or such Depositor prior to such date: (i) neither the Seller nor the Servicer is aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller or the Servicer, respectively; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

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(b)	If so requested by the Purchaser, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 1.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 1.03. Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller or the Servicer, as applicable, shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c), (f) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller or Servicer, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)	If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to subsection (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)      the originator’s form of organization;

(B)       a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the reasonable good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)       a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(D)       a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

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(1)        the sponsor;

(2)        the depositor;

(3)        the issuing entity;

(4)        any servicer;

(5)        any trustee;

(6)        any originator;

(7)        any significant obligor;

(8)        any enhancement or support provider; and

(9)        any other material transaction party.

(b)	If so requested by the Purchaser or any Depositor, to the extent such information is in Seller’s possession or control or is otherwise obtainable by the Seller without unreasonable effort or expense, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information for the preceding five-year period with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) serviced by the Seller or the Servicer or any Third-Party Originator and originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

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If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)        If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)        the Servicer’s form of organization;

(B)         a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)        whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)        the extent of outsourcing the Servicer utilizes;

(3)        whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

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(4)        whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)        such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)         a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)         information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)          information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)         a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)         a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)         information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(I)           a description of any legal or governmental proceedings pending (or known to be contemplated) against the Servicer that would be material to securityholders; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of a Securitization Transaction.

(1)        the sponsor;

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(2)        the depositor;

(3)        the issuing entity;

(4)        any servicer;

(5)        any trustee;

(6)        any originator;

(7)        any significant obligor;

(8)        any enhancement or support provider; and

(9)        any other material transaction party.

(d)	For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller or the Servicer, as applicable, shall (or shall cause each Subservicer and Third-Party Originator to) upon request of the Purchaser (i) notify the Purchaser, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Seller, the Servicer, any Subservicer or any Third-Party Originator of a type contemplated by Item 1117 of Regulation AB, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any “Event of Default” under the terms of the Agreement or any Reconstitution Agreement, (D) any merger or consolidation or sale of substantially all of the assets of Seller or Servicer, and (E) Seller’s or Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Seller’s or Servicer’s obligations under the Agreement or any Reconstitution Agreement; and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)        As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser, any Master Servicer and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)         In addition to such information as Servicer is obligated to provide pursuant to other provisions of this Agreement, not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Seller or any Subservicer, the Seller or such Subservicer, as applicable, shall, to the extent the Seller or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

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(i)	any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)	material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)	information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(g)        The Seller shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omissions Insurance policy, financial information and reports, and such other information related to the Seller or any Subservicer or the Seller or such Subservicer’s performance hereunder.

Section 1.04. Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2013, the Servicer shall deliver to the Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a statement of compliance signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 1.05. Report on Assessment of Compliance and Attestation.

(a)	On or before March 1 of each calendar year, commencing in 2013, the Servicer shall:

(i)        deliver to the Purchaser, any Master Servicer, and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment 2 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

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(ii)        deliver to the Purchaser, any Master Servicer, and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)        cause each Subservicer, and each Subcontractor determined by Servicer pursuant to Section 1.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)        deliver, and cause each Subservicer, and each Subcontractor determined by Servicer pursuant to Section 1.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Depositor and any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Attachment 1.

The Seller acknowledges that the parties identified in clause (a)(iii) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. The Master Servicer will not request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)          Each assessment of compliance provided by a Subservicer pursuant to Section 1.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment 2 hereto delivered to the Master Servicer concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 1.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 1.06.

Section 1.06. Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

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(a)	It shall not be necessary for the Servicer to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 1.02, 1.03(c), (e) and (f), 1.04, 1.05 and 1.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 1.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 1.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 1.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 1.05 as and when required to be delivered.

(b)         It shall not be necessary for the Servicer to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Servicer shall promptly upon request provide to the Purchaser and any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 1.05 and 1.07 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and other certifications required to be delivered by such Subservicer and such Subcontractor under Section 1.05, in each case as and when required to be delivered.

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Section 1.07. Indemnification; Remedies.

(a)	The Seller and the Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, affiliates and agents of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(b)         (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided in written or electronic form under this Exhibit by or on behalf of the Seller or the Servicer, or provided under this Exhibit by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)         any breach by the Seller or the Servicer of its obligations under this Article I, including particularly any failure by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Exhibit, including any failure by the Seller or the Servicer to identify pursuant to Section 1.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)         any breach by the Seller or the Servicer of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)          the negligence, bad faith or willful misconduct of the Seller or Servicer in connection with its performance hereunder.

If the indemnification provided for herein is unavailable as the result of a court of law holding such indemnification void on the basis of public policy to hold harmless an Indemnified Party, then both the Seller and the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller or the Servicer, as applicable, on the other.

G-12

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person required to prepare, execute or file any report with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

(c)          This indemnification shall survive the termination of the Agreement or the termination of any party to the Agreement.

(d)          (i)         Any failure by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article, to the extent that such failure continues unremedied for two (2) Business Days after the date on which such information, report, certification, accountants’ letter or other material was required to be delivered, or any breach by the Seller or the Servicer of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller or the Servicer, as applicable, under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

(ii)         Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 1.04 or 1.05, including (except as provided below) any failure by the Servicer to identify pursuant to Section 1.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

G-13

Neither the Purchaser, any Master Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)        The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 1.08 Third-party Beneficiary.

For purposes of this Compliance Addendum and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of the Agreement, entitled to all the rights and benefits hereof as if it were a direct party to the Agreement.

G-14

ATTACHMENT 1

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 20[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ______________________________, the _________________________of [_____], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)        I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 20[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)        Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)        Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)        I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)        The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Attachment 1-1

Date:

By:

Name:

Title:

Attachment 1-2

ATTACHMENT 2

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Attachment 2-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X

1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Attachment 2-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Attachment 2-3

EXHIBIT H

ARBITRATION PROCEDURES

If any allegation of a breach of a representation or warranty made in Section 8.02 has not been resolved to the satisfaction of both the Purchaser and the Seller, either party may commence Arbitration to resolve the dispute. To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 8.02; provided that, neither the Seller nor the Purchaser shall commence Arbitration with respect to an alleged breach of representation or warranty made in Section 8.02 before one hundred eighty (180) days following notification by the Purchaser to the Seller of the alleged breach unless Company has not provided a response to Purchaser’s notification of such an alleged breach within sixty (60) days thereof, in which case Purchaser may commence Arbitration prior to the end of such one hundred eighty (180) day period. Within ten (10) Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing. If the parties have not agreed on the selection of an Arbitrator within five (5) Business Days after the first such submission, then the party commencing Arbitration shall, within the next five (5) Business Days, notify the American Arbitration Association in New York, NY (the “AAANY”) and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry and who has not been previously rejected by either party. To the extent practicable, the parties shall coordinate outstanding Arbitrations with the AAANY such that the Arbitration proceedings hereunder are held twice per calendar year during the months of March and September.

Upon a showing of good cause, a party may request the Arbitrator to direct the production of such information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

The finding of the Arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. The costs of the Arbitrator shall be shared equally between both parties. Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration. Nothing herein shall be construed as an agreement or consent to Arbitrate any disputes arising between the Seller or the Purchaser other than in connection with an allegation of a breach of a representation or warranty made in Section 8.02.

H-1

EXHIBIT I

Form of custodial Account Letter Agreement

[SELLER TO PROVIDE FORM]

I-1

EXHIBIT J

Form of escrow Account Letter Agreement

[SELLER TO PROVIDE FORM]

J-1

EXHIBIT K

FORM OF LIMITED POWER OF ATTORNEY

[SELLER TO PROVIDE FORM]

K-1

EXHIBIT L

REO REPORTS

Servicer shall provide the following information to the Purchaser:

Loan Number

Borrower Last

Property Address

Property City

Property State

Property Zip

Property Status

FC Sale Date

Redemption Expires

Vacant Date (P)

BPO Value

BPO Complete

Appr Value

Appr Complete

Orig LP

Current LP

List Date

Due to Close

Actual Close (C)

Sale Price

Net Sale Price

Agent Company

Agent First name

Agent Last Name

Agent Phone

Unpaid Balance

Portfolio

Cash to Seller

L-1

EXHIBIT M

EXCEPTIONS TO UNDERWRITING GUIDELINES REPORT

Loan Number

Original Loan Amount

Current Loan Amount

Original LTV

Original CLTV

Credit Score

Original DTI

Exception Type

Compensating Factors

M-1